As filed with the Securities and Exchange Commission on May 20, 2002
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Gray Communications Systems, Inc.
(Exact name of registrant as specified in its charter)

Georgia	4833	52-0285030
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

4370 Peachtree Road, NE Atlanta, Georgia 30319 (404) 504-9828 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	James C. Ryan
Gray Communications Systems, Inc.
4370 Peachtree Road,
Atlanta, Georgia 30319
(404) 504-9828
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Copies to:

Robert A. Cantone, Esq.
Proskauer Rose LLP
1585 Broadway
New York, New York 10036-8299
(212) 969-3000

     Approximate date of commencement of proposed sale to the public: From time to time or at one time after the effective date of this registration statement as determined by the registrant or the selling security holders named in a prospectus contained herein, as applicable.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest or interest investment plans, please check the following box.    ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

TABLE OF ADDITIONAL REGISTRANTS

Each of the following subsidiaries of Gray Communications Systems, Inc., and each other subsidiary that becomes a guarantor of the securities registered hereby, is hereby deemed to be a registrant.

		Primary Standard
	State of	Industrial
	Incorporation	Classification	I.R.S. Employer
Name	or Organization	Code Number	Identification No.

The Albany Herald Publishing Company, Inc.	Georgia	2711	58-1020695
Post Citizen Media, Inc.	Georgia	2711	58-2113856
Gray Communications of Indiana, Inc.	Georgia	2711	58-2443532
WEAU-TV, Inc.	Georgia	4833	58-1048743
WVLT-TV, Inc.	Georgia	4833	58-2256206
WRDW-TV, Inc.	Georgia	4833	58-2165671
WITN-TV, Inc.	Georgia	4833	58-2321711
Gray Kentucky Television, Inc.	Georgia	4833	61-1267738
Gray Communications of Texas, Inc.	Georgia	4833	58-2462154
Gray Communications of Texas — Sherman, Inc.	Georgia	4833	58-2462155
Gray Transportation Company, Inc.	Georgia	7389	58-1162362
Gray Real Estate and Development Co.	Georgia	7389	58-1653626
Gray Florida Holdings, Inc.	Georgia	4833	58-2254140
KOLN/ KGIN, Inc.	Delaware	4833	31-1428060
WEAU Licensee Corp.	Delaware	4833	38-3259567
KOLN/ KGIN License, Inc.	Delaware	4833	38-3259566
WJHG Licensee Corp.	Delaware	4833	51-0376606
WCTV Licensee Corp.	Delaware	4833	51-0376604
WVLT Licensee Corp.	Delaware	4833	51-0376774
WRDW Licensee Corp.	Delaware	4833	51-0376822
WITN Licensee Corp.	Delaware	4833	52-2042287
WKYT Licensee Corp.	Delaware	4833	51-0376629
WYMT Licensee Corp.	Delaware	4833	51-0377389
KWTX-KBTX Licensee Corp.	Delaware	4833	51-0390044
KXII Licensee Corp.	Delaware	4833	51-0390046
Gray Television Management, Inc.	Delaware	4833	51-0376607
Gray MidAmerica Holdings, Inc.	Delaware	4833	38-2750516
Gray Publishing, Inc.	Delaware	2711	51-0407061
Gray Digital, Inc.	Delaware	6799	51-0407051
KWTX-KBTX LP Corp.	Delaware	4833	51-0390045
KXII LP Corp.	Delaware	4833	51-0390237
Porta-Phone Paging Licensee Corp.	Delaware	4812	51-0376605
KXII L.P.	Delaware	4833	58-2486573
KWTX-KBTX L.P.	Delaware	4833	58-2486577
Lynqx Communications, Inc.	Louisiana	4899	72-1120956
(Continued on next page)

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of each Class of	Amount To Be	Offering Price	Aggregate	Amount of
Securities To Be Registered	Registered(1)	Per Unit(1)	Offering Price	Registration Fee

Common Stock, no par value(5)	—	—	—	—

Preferred Stock, no par value(5)	—	—	—	—

Debt Securities	—	—	—	—

Class B common stock, no par value, issuable upon conversion of Series C convertible preferred stock	3,000,000(6)	$14.45(2)	$43,350,000(2)	$3,988.20(2)

Total	—	—	$643,350,000(3)(4)	$59,188.20(3)(4)

(1)	There are being registered under this registration statement (i) such indeterminate amount and number of shares of common stock and preferred stock and such indeterminate principal amount of debt securities, as shall have an aggregate initial offering price not to exceed $600,000,000, and (ii) 3,000,000 shares of class B common stock issuable upon conversion of the Series C convertible preferred stock of the registrant. Any securities registered under this registration statement may be sold separately or as units with other securities registered under this registration statement. The proposed maximum initial offering price per unit, in the case of the securities described in clause (i) above, will be determined, from time to time, by the registrant, in connection with the issuance by the registrant of the securities registered under this registration statement.

(2)	Estimated pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the “Securities Act”), solely for the purpose of calculating the registration fee, on the basis of an average of the high and low prices of shares of Gray Communications Systems, Inc. class B common stock, reported on the New York Stock Exchange on May 17, 2002.

(3)	Estimated pursuant to Rule 457(o) under the Securities Act, solely for the purpose of calculating the registration fee. This amount includes the $43,350,000 set forth in clause (2) above.

(4)	Not specified as to each class of securities to be registered hereunder, except with respect to the securities discussed in clause (6) below, pursuant to General Instruction II(D) to Form S-3 under the Securities Act.

(5)	Including such indeterminate number of shares of common stock and preferred stock as may, from time to time, be issued upon conversion or exchange of preferred stock or debt securities registered hereunder, to the extent any of such preferred stock or debt securities are, by their terms, convertible into or exchangeable for common stock or preferred stock.

(6)	Represents the estimated maximum number of shares of class B common stock issuable upon conversion of the Series C convertible preferred stock. The actual number of shares of class B common stock issuable upon conversion of shares of Series C convertible preferred stock will be determined based upon the conversion rate applicable to such shares at the time of conversion.

EXPLANATORY NOTE

      This registration statement contains two forms of prospectus: (1) one to be used by us in connection with the offering and sale of common stock, preferred stock or debt securities, as the case may be, including any common stock or preferred stock into which the debt securities may be convertible or exchangeable and any common stock into which the preferred stock may be convertible or exchangeable and (2) one to be used by the selling security holders named in the prospectus in connection with the offering and sale of class B common stock issuable upon conversion of Series C convertible preferred stock owned by such security holders.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated May 20, 2002

Prospectus

$600,000,000

Gray Communications Systems, Inc.

Common Stock

Preferred Stock
Debt Securities

        Gray Communications Systems, Inc. may offer from time to time common stock, preferred stock and debt securities separately or together. The specific terms and amounts of the securities will be fully described in supplements to this prospectus. Please read any prospectus supplements and this prospectus carefully before you invest. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

      We have two classes of common stock: class A and class B. Our class A common stock is traded on the New York Stock Exchange under the symbol “GCS.” Our class B common stock is traded on the New York Stock Exchange under the symbol “GCS.B.” On May 17, 2002, the last reported sale price for our class A common stock was $16.55 per share and the last reported sale price for our class B common stock was $14.45 per share. We also have Series C convertible preferred stock which is not publicly traded.

       Investing in our common stock, preferred stock or debt securities involves risks. See “Risk Factors” beginning on page 6.

       Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

      The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers. See “Plan of Distribution.” If any underwriters are involved in the sale of any securities in respect of which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The net proceeds we expect to receive from such sale also will be set forth in a prospectus supplement.

                    , 2002

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ABOUT THIS PROSPECTUS

      This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission utilizing a “shelf” registration process. Under this shelf process, we may, over the next two years, offer any combination of common stock, preferred stock or debt securities, or either common stock, preferred stock or debt securities only, described in this prospectus in one or more offerings up to a total amount of $560,000,000. This prospectus provides you with a general description of the securities we may issue and sell. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described below under the heading “Where You Can Find More Information.”

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PROSPECTUS SUMMARY

      In this prospectus, unless otherwise indicated, the words “Gray,” “our,” “us” and “we” refer to Gray Communications Systems, Inc. and its subsidiaries. Unless otherwise indicated, all station rank, in-market share and television household data contained in this prospectus are derived from the Nielsen Station Index, Viewers in Profile, dated November 2001, as prepared by A.C. Nielsen Company, which we will refer to as “Nielsen.” Our discussion of the television stations that we own and operate does not include our interest in the stations owned by Sarkes Tarzian, Inc.

      This summary highlights selected information from this document and the materials incorporated by reference and does not contain all of the information that is important to you. For a more complete understanding of this offering, we encourage you to read this entire prospectus, any prospectus supplements hereto and the documents to which we have referred you.

The Company

      We own and operate 13 network-affiliated television stations in 11 medium-sized markets in the Southeast, Southwest and Midwest United States. Twelve of our 13 stations are ranked first in total viewing audience and news audience, with the remaining station ranked second in total viewing audience and third in news audience. Ten of the stations are affiliated with CBS Inc., or “CBS,” and three are affiliated with National Broadcasting Company, Inc., or “NBC.” We own and operate four daily newspapers, three located in Georgia and one in Goshen, Indiana, with a total circulation of over 126,000. We also own and operate a paging business located in the Southeast that had approximately 72,000 units in service at March 31, 2002. For the 12 months ended March 31, 2002, our total revenues and operating cash flow were $157.0 million and $51.2 million, respectively.

      We were incorporated in 1891 to publish the Albany Herald in Albany, Georgia and entered the broadcasting industry in 1954. We have a dedicated and experienced senior management team, which has an average of over 18 years experience in the media industry.

Broadcasting

      Our television stations have leading market positions. We believe that our market position and our strong local revenue stream have helped us to better preserve our revenues in softer economic conditions versus our competitors. Our stations have an extensive reach, covering a population of 7.3 million and an estimated 2.7 million households. Two satellite stations, KGIN, Grand Island, Nebraska and KBTX, Bryan, Texas, expand the depth and breadth of our coverage in two of our markets. With 10 affiliated CBS stations contributing approximately 2.1% of CBS’s total national audience distribution, we are one of the leading CBS-affiliated station group owners in the United States.

      Within our broadcasting segment, we operate a fleet of 13 mobile satellite uplink units under the trade name “LYNQX.” We provide our customers with C-band and Ku-band satellite uplinks, video and data transmission and television production services through LYNQX.

      For the 12 months ended March 31, 2002, revenues and operating cash flow before corporate and administrative expenses generated by our broadcasting segment were $106.8 million and $42.0 million, respectively. During this 12-month period, approximately 93% of our broadcasting revenue came from sources other than political advertising and network compensation payable to us under our affiliation agreements with CBS and NBC. Approximately 59% of our broadcast revenues came from local advertising, 29% came from national advertising, 6% came from network compensation payments under our network affiliate agreements and our remaining revenues came from political advertising and miscellaneous sources.

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      We own the following broadcast properties:

							Station
				Network	Commercial	Station	News	% of 2001
Broadcast		DMA		Contract	Stations in	Rank in	Rank in	Broadcast
Operations	Market	Rank(1)	Affiliation	Expiration	DMA(2)	DMA(3)	DMA(3)	Revenue

WVLT(4)	Knoxville, TN	62	CBS	12/31/04	5	2	3	10%
WKYT	Lexington, KY	66	CBS	12/31/04	6	1	1	15%
WYMT(5)	Hazard, KY	66	CBS	12/31/04	N/ A	1	1	4%
KWTX/KBTX(6)	Waco-Temple-Bryan, TX	94	CBS	12/31/05	5	1	1	14%
KOLN/KGIN(7)	Lincoln-Hastings-Kearney, NE	102	CBS	12/31/05	5	1	1	10%
WITN(4)(8)	Greenville-New Bern-Washington, NC	106	NBC	12/31/11	6	1	1	8%
WCTV	Tallahassee, FL-Thomasville, GA	113	CBS	12/31/04	5	1	1	11%
WRDW	Augusta, GA	114	CBS	3/31/05	6	1	1	8%
WEAU(8)	La Crosse-Eau Claire, WI	127	NBC	12/31/11	5	1	1	7%
WJHG(8)	Panama City, FL	159	NBC	12/31/11	5	1	1	5%
KXII	Sherman, TX-Ada, OK	160	CBS	12/31/05	2	1	1	6%
LYNQX	N/ A	N/ A	N/ A	N/ A	N/ A	N/ A	N/ A	2%

(1)	Ranking of DMA served by a station among all DMAs is measured by the number of television households based within the DMA by Nielsen for the 2001-2002 broadcast season. “DMA” refers to a station’s designated market area.

(2)	Includes independent broadcasting stations and excludes satellite stations such as KBTX and KGIN.

(3)	Based on management’s review of the Nielsen Station Index, Viewers in Profile, dated November 2001, for the period from Sunday through Saturday, 7:00 a.m. through 1:00 a.m., as prepared by Nielsen.

(4)	Tied in “Station Rank in DMA.”

(5)	The market area served by WYMT is a 16-county trading area, as defined by Nielsen, and is included in the Lexington, Kentucky DMA. WYMT’s station rank is based upon its rating position in the 16-county trading area.

(6)	KBTX is a VHF station located in Bryan, Texas and is operated primarily as a satellite station of KWTX, which is located in Waco, Texas.

(7)	KGIN is a VHF station located in Grand Island, Nebraska and is operated primarily as a satellite station of KOLN, which is located in Lincoln, Nebraska.

(8)	We have reached preliminary agreements with NBC regarding the extension of the NBC affiliates’ contracts to December 11, 2011; we are currently working with NBC to finalize the definitive affiliation agreements.

Publishing

      We own and operate four daily newspapers, located in Georgia and Indiana. In the aggregate, our newspapers have over 126,000 daily subscribers. Seeking to build a loyal readership and to distinguish our newspapers from other publications, we focus our papers on local news, sports and lifestyle.

      For the 12 months ended March 31, 2002, revenues and operating cash flow before corporate and administrative expenses generated by our publishing segment were $41.6 million and $10.1 million, respectively. During this 12-month period, retail advertising at 49% comprised the largest percent of our publishing revenue, while classifieds accounted for 30%, circulation revenue accounted for 19% and miscellaneous revenue accounted for 2%.

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      We own the following newspapers:

		Circulation
				% of 2001
Property Name	Market	Daily	Sunday	Publishing Revenue

Gwinnett Daily Post	Gwinnett County, GA	65,000	65,000	39%
The Albany Herald	Southwest GA	28,000	31,000	37%
The Goshen News	Elkhart County, IN	16,000	16,000	13%
The Rockdale Citizen/ Newton Citizen	Rockdale County, GA/ Newton County, GA	17,000	17,000	11%

Paging/ Wireless Messaging

      Our paging business, which we acquired in September 1996, is based in Tallahassee, Florida and operates in Columbus, Macon, Albany, Thomasville, Savannah and Valdosta, Georgia, in Dothan, Alabama, in Tallahassee, Gainesville, Orlando and Panama City, Florida and in certain contiguous areas. Our paging operations had approximately 72,000 units in service as of March 31, 2002. For the 12 months ended March 31, 2002, revenues and operating cash flow before corporate and administrative expenses generated by our paging segment were $8.6 million and $2.8 million, respectively.

Recent Developments

Extension of NBC Affiliation Agreements

      In January 2002 we reached a preliminary agreement with NBC on the terms of a new 10-year affiliation agreement for WJHG. The agreement extends WJHG’s affiliation with NBC until December 31, 2011. Effective January 1, 2002, WJHG no longer receives network compensation payments from NBC under the affiliation agreement. In addition, we have preliminarily agreed with NBC to extend the existing affiliation agreements for WITN and WEAU until December 31, 2011. The network aggregate compensation payments made by NBC to WITN and WEAU will remain generally consistent with the terms of the existing agreements until June 30, 2006 for WITN and December 31, 2005 for WEAU, after which times NBC will cease making further compensation payments. We are working with NBC to finalize the definitive agreements with respect to these revised NBC affiliation agreements.

Benedek Broadcasting Corporation

      On April 1, 2002, Stations Holding Company, Inc., which we will refer to as “Stations,” the parent company of Benedek Broadcasting Corporation, which we will refer to as “Benedek,” and we executed a nonbinding letter of intent which contemplates that we will acquire all of the capital stock of Stations for $500 million in cash less the amount of consolidated indebtedness of Stations and its subsidiaries.

      Benedek currently operates 22 television stations, which produced in 2001 net revenue of approximately $138.1 million and broadcasting cash flow of approximately $47.5 million, excluding its station in Wheeling, West Virginia. Benedek’s affiliated stations — 10 CBS, seven ABC, four NBC and one FOX — are located in 21 markets. Benedek’s Wheeling, West Virginia station was sold to a third party on April 30, 2002.

      As currently proposed, Benedek’s and our combined station groups would comprise a total of 35 stations with 20 CBS affiliates, seven NBC affiliates, seven ABC affiliates and one FOX affiliate. These station groups currently have 24 stations ranked number one in viewing audience within their respective markets and reach in excess of 6% of total U.S. TV households. In addition, with 20 CBS affiliated stations, the combined company would be the largest non-network owner of CBS affiliates in the country. Based on results for the year ended December 31, 2001, the Gray and Benedek television stations on a combined basis would have produced approximately $244.5 million of revenue and $88.3 million of broadcast cash flow. Including our publishing and other operations, the Gray and Benedek operations for

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2001 on a combined basis would have produced approximately $294.4 million of revenue and $100.6 million of media cash flow.

      Information about Benedek is based on information supplied by Benedek to us. We have not yet completed our review of Benedek’s finances and operations, and therefore are not in a position to verify its accuracy at this time.

      We intend to finance the acquisition by issuing a combination of debt and equity securities under the registration statement of which this prospectus constitutes a part. We expect the transaction, if it closes, to be completed by the fourth quarter of 2002.

      The acquisition is subject to execution of a definitive agreement, as well as approval by, among others, the Federal Communications Commission, or “FCC,” of the transfer of control of Benedek’s television licenses. The transaction is also subject to the approval of the United States bankruptcy court in Delaware with jurisdiction over the reorganization of Stations, which filed a petition under Chapter 11 of the Federal Bankruptcy Code on March 22, 2002. We cannot guarantee that a definitive agreement will be entered into, that all required approvals will be obtained, or that the transaction contemplated by the letter of intent can or will be consummated.

Exchange of 9.25% Senior Subordinated Notes

      On April 12, 2002, we filed with the Securities and Exchange Commission a registration statement on Form S-4, offering to exchange up to $180,000,000 in aggregate principal amount of our 9.25% Senior Subordinated Notes due 2011 that have been registered under the Securities Act, which we refer to as the “9.25% notes,” for our existing 9.25% Senior Subordinated Notes due 2011, which we refer to as the “existing notes.” We are offering to issue the 9.25% notes to satisfy our obligations contained in a registration rights agreement entered into when the existing notes were sold in transactions exempt from registration under the Securities Act and therefore not registered with the Securities and Exchange Commission.

      The terms of the 9.25% notes are substantially identical in all material respects to the terms of the existing notes that we issued on December 21, 2001, except that the 9.25% notes will be registered under the Securities Act and be freely transferable. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the 9.25% notes to be distributed in the exchange offer or made a determination as to the adequacy or accuracy of the prospectus. See “Description of Outstanding Indebtedness.”

Series C Convertible Preferred Stock

      On April 22, 2002, we issued a total of $40,000,000 of new Series C convertible preferred stock, which we will refer to as “Series C.” We issued $31,400,000 of our Series C to a limited number of outside accredited investors, and $8,600,000 of our Series C to certain executive officers and directors of our company and their affiliates in exchange for all of the outstanding shares of our Series A preferred stock and Series B preferred stock on a one-for-one basis. Shares of our Series C are convertible into our class B common stock at an initial conversion price of $14.39 per share, subject to customary adjustments.

      Shares of our Series C have not been registered under the Georgia Securities Act of 1973, the Securities Act, or any other applicable securities laws, and therefore are restricted securities. Under the terms of a registration rights agreement entered into by us and the investors in the Series C, we are required to:

•	file with the Securities and Exchange Commission a shelf registration statement, of which this prospectus and the prospectus relating to the shares of our class B common stock constitute parts, with respect to the shares of our class B common stock into which the Series C is convertible, by June 6, 2002;

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•	use our reasonable best efforts to cause the registration statement to be declared effective as soon as practicable after filing, but no later than November 8, 2002, otherwise we will be required to pay liquidated damages to the holders of the Series C; and

•	cause the registration statement to remain effective until the earlier to occur of (a) April 22, 2004 and (b) the date as of which there no longer are any registrable securities in existence.

      In addition, investors in the Series C were granted “piggyback” registration rights with respect to the underlying shares of class B common stock. See “Description of Capital Stock — Terms of Our Preferred Stock.”

      We are a Georgia corporation formed in 1891. Our principal offices are located at 4370 Peachtree Road, NE, Atlanta, Georgia 30319, and our telephone number is (404) 504-9828. Additional information regarding Gray is set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2001 and our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2002 (which are incorporated by reference in this prospectus).

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RISK FACTORS

      You should carefully consider the following risk factors, as well as the other information contained in this prospectus or any supplemental prospectus hereto or incorporated herein by reference, before purchasing any of our common stock, preferred stock or debt securities.

Risks Related to Our Business

We have recorded net losses in the last three years and these losses may continue.

      We have recorded net losses in the last three years. Our losses are primarily due to increased operating expenses, higher amortization and depreciation costs, increased interest expense relating to our acquisitions and, in 2001, declining advertising revenue caused, in large part, by the weaker economic environment and the cyclical decline in broadcast political revenue. Our net losses may continue for these reasons and also because of the phasing out of network compensation payments under certain of our network affiliation agreements.

We depend on advertising revenues, which have decreased recently as a result of a number of factors and also experience seasonal fluctuations.

      Our main source of revenue is sales of advertising time at our television stations and advertising space within our newspapers. Our ability to sell advertising time and space depends on:

•	the health of the economy in the areas where our stations and newspapers are located and in the nation as a whole;

•	the popularity of our programming and newspapers;

•	changes in the makeup of the population in the areas where our stations and newspapers are located;

•	pricing fluctuations in local and national advertising;

•	the activities of our competitors, including increased competition from other forms of advertising-based mediums, particularly network, cable television, direct satellite television and the Internet; and

•	other factors that may be beyond our control.

For example, a labor dispute or other disruption at a major national advertiser, or a recession in a particular market, would make it more difficult to sell advertising time and space and could reduce our revenue.

      In addition, our results are subject to seasonal fluctuations, which typically result in fourth quarter broadcast operating income being greater than first, second and third quarter broadcast operating income. This seasonality is primarily attributable to increased expenditures by advertisers in anticipation of holiday season spending and an increase in viewership during this period. Furthermore, revenues from political advertising are significantly lower in odd -numbered years.

Restrictions under our existing senior secured credit facility limit our flexibility.

      Our existing senior secured credit facility prevents us from taking certain actions and requires us to meet certain tests. These limitations and tests include the following:

•	limitations on liens;

•	limitations on additional debt;

•	limitations on dividends and distributions;

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•	limitations on management and consulting fees;

•	limitations on stock repurchases;

•	limitations on transactions with affiliates;

•	limitations on guarantees;

•	limitations on asset sales;

•	limitations on sale-leaseback transactions;

•	limitations on acquisitions;

•	limitations on changes in our business;

•	limitations on mergers and other corporate reorganizations;

•	limitations on loans, investments and advances, including investments in joint ventures and foreign subsidiaries; and

•	financial ratio and condition tests.

      These restrictions and tests may prevent us from taking action that could increase the value of our securities, or may require actions that decrease the value of our securities. In addition, we may fail to meet the tests and thereby default under our senior secured credit facility. If we default on our obligations, creditors could require immediate payment of the obligations or foreclose on collateral. If this happens, we could be forced to sell assets or take other action that would reduce the value of our securities.

Servicing our debt will require a significant amount of cash, and our ability to generate sufficient cash depends on many factors, some of which are beyond our control.

      Our ability to service our debt depends on our ability to generate significant cash flow in the future. This, to some extent, is subject to general economic, financial, competitive, legislative and regulatory factors as well as other factors that are beyond our control. In addition, the ability to borrow funds under our senior secured credit facility in the future will depend on our meeting the financial covenants in that agreement. We cannot assure you that our business will generate cash flow from operations, or that future borrowings will be available to us under our senior secured credit facility or otherwise, in an amount sufficient to enable us to pay our debt or to fund other liquidity needs. If we are not able to generate sufficient cash flow to service our debt obligations, we may need to refinance or restructure our debt, sell assets, reduce or delay capital investments, or seek to raise additional capital. Additional debt or equity financing may not be available in sufficient amounts or on terms acceptable to us, or at all. If we are unable to implement one or more of these alternatives, we may not be able to service our debt obligations.

We must purchase non-network television programming in advance but cannot predict if a particular show will be popular enough to cover its cost.

      One of our most significant costs is non-network television programming. If a particular non-network program is not popular in relation to its costs, we may not be able to sell enough advertising time to cover the costs of the program. Since we purchase non-network programming content from others, we also have little control over the costs of such programming. We usually must purchase non-network programming several years in advance, and may have to commit to purchase more than one year’s worth of non-network programming. In addition, we may replace programs that are doing poorly before we have recaptured any significant portion of the costs we incurred, or fully expensed the costs for financial reporting purposes. Any of these factors could reduce our revenues or otherwise cause our costs to escalate relative to revenues.

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We may lose a large amount of television programming if a network terminates its affiliation with us or if contracts are renewed with lower or no compensation payments.

      Our business depends in large part on the success of our network affiliations. Each of our stations is affiliated with a major network pursuant to an affiliation agreement. Each affiliation agreement provides the affiliated station with the right to broadcast all programs transmitted by the network with which the station is affiliated. In exchange for every hour that a station elects to broadcast network programming, the network pays the station a specific network compensation fee, which varies with the time of day. For the 12 months ended March 31, 2002, this network compensation comprised 6% of our broadcasting revenue.

      The preliminary NBC affiliation agreements we recently entered into for WJHG, WITN and WEAU expire on December 31, 2011. The CBS affiliation agreements expire as follows: (1) WVLT, WKYT, WYMT and WCTV, on December 31, 2004; (2) WRDW, on March 31, 2005; and (3) KWTX, KBTX, KOLN, KGIN and KXII, on December 31, 2005.

      The CBS affiliation agreements for KWTX, KBTX and KXII were renegotiated during the fourth quarter of 2000 and the agreements were extended through December 31, 2005. As a result of these negotiations, network compensation for KWTX, KBTX and KXII is being phased out over 2001 and 2002. In addition, our new NBC affiliation agreement for WJHG does not provide for any network compensation payments by NBC after December 31, 2001. Furthermore, our recent extensions of the WITN and WEAU agreements through December 31, 2011 do not provide for any network compensation payments during the extended terms of those agreements, which begin after June 30, 2006 and December 31, 2005, respectively.

      As evidenced by these negotiations, we may not be able to enter into new affiliation agreements that provide us with as much compensation from the networks as our present agreements. In addition, if we do not enter into affiliation agreements to replace any expiring agreements, we may no longer be able to carry programming of the relevant network. This loss of programming would require us to obtain replacement programming, which may involve higher costs and which may not be as attractive to our target audiences.

      Furthermore, our concentration of CBS affiliates makes us sensitive to adverse changes in our business relationship with, and the general success of, CBS.

We operate in a highly competitive environment and competition from other media entities may cause our advertising sales to go down or our costs to go up.

      We face significant competitive pressures from the following:

Television Industry. Competition in the television industry exists on several levels: competition for audience; competition for programming, including news; and competition for advertisers. Additional factors that are material to a television station’s competitive position include signal coverage and assigned frequency.

Audience. Stations compete for audience based on program popularity, which has a direct effect on advertising rates. A substantial portion of the daily programming on each of our stations is supplied by the network affiliate. During those periods, the stations are totally dependent upon the performance of the network programs to attract viewers. There can be no assurance that this programming will achieve or maintain satisfactory viewership levels in the future. Non-network time periods are programmed by the station with a combination of self-produced news, public affairs and other entertainment programming, including news and syndicated programs purchased for cash, cash and barter, or barter only, and involve significant costs.

In addition, the development of methods of television transmission of video programming other than over-the-air broadcasting and, in particular, cable television have significantly altered competition for audiences in the television industry. These other transmission methods can increase competition for a broadcasting station by bringing into its market distant broadcasting signals not otherwise

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available to the station’s audience and also by serving as a distribution system for non-broadcasting programming.

Technological innovation and the resulting proliferation of programming alternatives, such as home entertainment systems, “wireless cable” services, satellite master antenna television systems, low power television stations, television translator stations, direct broadcast satellite, video distribution services, pay-per-view and the Internet, have fractionalized television viewing audiences and have subjected free over-the-air television broadcast stations to new types of competition.

Programming. Competition for programming involves negotiating with national program distributors or syndicators that sell first-run and rerun packages of programming. Each station competes against the broadcast station competitors in its market for exclusive access to off-network reruns, such as Seinfeld, and first-run product, such as Entertainment Tonight. Cable systems generally do not compete with local stations for programming, although various national cable networks from time to time have acquired programs that would have otherwise been offered to local television stations. Competition exists for exclusive news stories and features as well.

Advertising. Advertising rates are based upon the size of the market in which the station operates, a station’s overall ratings, a program’s popularity among the viewers that an advertiser wishes to attract, the number of advertisers competing for the available time, the demographic makeup of the market served by the station, the availability of alternative advertising media in the market area, aggressive and knowledgeable sales forces and the development of projects, features and programs that tie advertiser messages to programming. Advertising revenues comprise the primary source of revenues for our stations. Our stations compete for advertising revenues with other television stations in their respective markets. The stations also compete for advertising revenues with other media, such as newspapers, radio stations, magazines, outdoor advertising, transit advertising, yellow page directories, direct mail, Internet and local cable systems. Competition for advertising dollars in the broadcasting industry occurs primarily within individual markets.

Deregulation. Recent changes in law have also increased competition. The Telecommunications Act of 1996 created greater flexibility and removed some limits on station ownership. The prices for stations have risen as a result. Telephone, cable and some other content providers are also free to provide video services in competition with us. The FCC is actively reviewing its ownership rules and further deregulation could lead to industry consolidation that could pose new competitive challenges in the markets in which we operate.

Future Technology Under Development. Cable providers and direct broadcast satellite companies are developing new techniques that allow them to transmit more channels on their existing equipment. These so-called “video compression techniques” will reduce the cost of creating channels, and may lead to the division of the television industry into ever more specialized niche markets. Video compression is available to us as well, but competitors who target programming to such sharply defined markets may gain an advantage over us for television advertising revenues. Lowering the cost of creating channels may also encourage new competitors to enter our markets and compete with us for advertising revenue.

Newspaper Industry. Our newspapers compete for advertisers with a number of other media outlets, including magazines, Internet, radio and television, as well as other newspapers, which also compete for readers with our publications. One of our newspaper competitors is significantly larger than us and operates in two of our newspaper markets. New technological media for the delivery of news and information, such as the Internet, have fragmented historical newspaper audiences and subjected newspaper companies to new types of competition.

Paging Industry. The paging industry is highly competitive. Companies in the industry compete on the basis of price, coverage area offered to subscribers, available services offered in addition to basic numeric or tone paging, transmission quality, system reliability and customer service.

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Our primary competitors include those paging companies that provide wireless service in the same geographic areas in which we operate. We experience competition from one or more competitors in all locations in which we operate. Some of our competitors have greater financial and other resources than we have.

Our paging services also compete with other wireless communications services such as cellular service. The typical customer uses paging as a low-cost wireless communications alternative either on a stand-alone basis or in conjunction with cellular services. However, future technological developments in the wireless communications industry and enhancements of current technology could create new products and services, such as personal communications services and mobile satellite services, which are competitive with the paging services we currently offer. Recent and proposed regulatory changes by the FCC are aimed at encouraging these technological developments and new services and promoting competition. There can be no assurance that our paging business would not be adversely affected by these technological developments or regulatory changes.

The phased introduction of digital television will increase our capital and operating costs and may expose us to increased competition.

      The FCC has adopted rules and regulations that require television stations to implement digital television service, including high definition, in the United States. Under current regulations, all commercial television stations in the United States must start broadcasting in digital format by May 1, 2002 and must abandon the present analog format by 2006, although the FCC may extend these dates. As of May 1, 2002, four of our stations were broadcasting in digital format. Our remaining nine stations have been granted six-month extensions to the May 2002 deadline. The extensions will need to be renewed if the stations are not broadcasting in digital format by the time they expire. The stations that do not begin broadcasting in digital format by their extended deadlines could be subject to fines. If the stations do not eventually begin broadcasting in digital format, the stations could lose their digital allocation and be required to cease broadcasting at the end of the transition period when the analog spectrum is reclaimed.

      There is considerable uncertainty about the final form of the FCC digital regulations. Even so, we believe that these new developments may have the following effects on us:

Signal Quality Issues. Certain industry tests have indicated that the digital standard mandated, currently is unable to provide for reliable reception of a DTV signal through a simple indoor antenna. It also appears likely that additional interference will occur to both analog and digital television stations as new digital television broadcast stations are constructed. We are unable to assess at this time the magnitude of such interference or the efficacy of possible remedies.

Because of this possible reception quality and coverage issue, we may be forced to rely on cable television or other alternative means of transmission to deliver our digital signals to all of the viewers we are able to reach with our current analog signals. While the FCC ruled that cable companies are required to carry the signals of digital-only television stations, the agency has tentatively concluded, subject to additional inquiry, that cable companies should not be required to carry both the analog and digital signals of stations during the transition period when stations will be broadcasting in both modes. If the FCC does not require this, cable customers in our broadcast markets may not receive our digital signal, which could negatively impact our stations.

Capital and Operating Costs. We will incur costs to replace equipment in our stations in order to provide digital television. Even with the flexible operating requirements, our stations will also incur increased utilities costs as a result of converting to digital operations. We cannot be certain we will be able to increase revenues to offset these additional costs.

Conversion and Programming Costs. We expect to incur approximately $31.4 million in costs, of which we have incurred approximately $11.1 million through March 31, 2002, to convert our stations from the current analog format to digital format. This $31.4 million amount includes a capital lease of approximately $2.5 million for tower facilities at WVLT-TV, our station in Knoxville,

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Tennessee. However, our aggregate costs may be higher than this estimate. We also may incur additional costs to obtain programming for the additional channels made available by digital technology. Increased revenues from the additional channels may not make up for the conversion costs and additional programming expenses. Also, multiple channels programmed by other stations could increase competition in our markets.

Certain directors and officers may be subject to potential conflicts.

      J. Mack Robinson, President, Chief Executive Officer and a director of Gray, is Chairman of the Board of Bull Run Corporation, our principal stockholder, “Bull Run,” and the beneficial owner of approximately 24.1% of Bull Run’s common stock. Robert S. Prather, Jr., Executive Vice President-Acquisitions and a director of Gray, is President, Chief Executive Officer and a director of Bull Run and the beneficial owner of approximately 8.8% of Bull Run’s common stock. Hilton H. Howell, Jr., Executive Vice President and a director of Gray, is Vice President, Secretary and a director of Bull Run. Mr. Howell also is the son-in-law of J. Mack Robinson and Harriett J. Robinson, both members of our Board of Directors. Accordingly, each of these individuals may be subject to conflicts of interest in connection with, for example, the negotiation of agreements or the provision of services between Gray and Bull Run. Each of these individuals has other duties and responsibilities with Bull Run, or other businesses, that may conflict with the time that might otherwise be devoted to his duties with us.

Bull Run and certain of our directors and executive officers hold substantial equity in us and may use this influence in ways that are not consistent with the interests of other security holders.

      Bull Run and the executive officers and directors mentioned above, and their affiliates, hold or have the right to vote in the aggregate approximately 49.9% in voting power of our currently outstanding common stock. Furthermore, if all options and warrants that are currently outstanding were exercised and all of their Series C was converted into class B common stock (although this conversion currently is not permitted under the terms of the Series C), their voting power would increase to approximately 56.7%. Accordingly, these persons may have substantial influence on us in ways that might not be consistent with the interests of other security holders. These persons may also have significant influence and control over the outcome of any matters submitted to our stockholders for approval.

Pending litigation could adversely affect our ownership interest in Tarzian.

      On December 3, 2001, we acquired 301,119 shares of the outstanding common stock of Tarzian from Bull Run for $10 million plus $3.2 million of related costs which had previously been capitalized. Bull Run had previously acquired these shares from the Estate of Mary Tarzian. Subsequent to Bull Run’s acquisition of these shares, Tarzian filed a complaint against Bull Run and the representative of the Estate claiming that Tarzian had a binding and enforceable contract to purchase these shares from the Estate prior to Bull Run’s acquisition. Tarzian requested judgment to enforce its alleged contract. Although the action has since been dismissed without prejudice against Bull Run, the litigation between Tarzian and the Estate is ongoing. If Tarzian were to prevail in that litigation, that could ultimately lead to litigation against us, which might involve a claim for rescission of the acquisition of the Tarzian shares from the Estate and/or a claim for damages. The stock purchase agreement with the Estate provides that if a court of competent jurisdiction awards title to the Tarzian shares to a person or entity other than the purchaser, the purchase agreement will be rescinded. In that event, the Estate will be required to pay for our benefit, as successor in interest to the purchaser, the full $10 million purchase price, plus interest.

We may be unable to identify or integrate acquisitions successfully or on commercially acceptable terms.

      We have made a number of acquisitions and in the future may make additional acquisitions. We cannot assure you that we will be able to identify suitable acquisition candidates in the future. Even if we do identify suitable candidates, we cannot assure you that we will be able to make acquisitions on commercially acceptable terms. The failure to acquire suitable candidates, or the consummation of a

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future acquisition at a price or on other terms that prove to be unfavorable, could adversely affect our business and results of operations.

      In order to integrate successfully these future acquisitions into our business, we will need to coordinate the management and administrative functions and sales, marketing and development efforts of each company. Combining companies presents a number of challenges, including integrating the management of companies that may have different approaches to sales and service, and the integration of a number of geographically separated facilities. In addition, integrating acquisitions requires substantial management time and attention, which may distract management from our day-to-day business, and could disrupt our ongoing business and increase our expenses. If we cannot successfully integrate our future acquisitions, our business and results of operations could be adversely affected.

      We may need to incur debt or issue equity securities to pay for any future acquisitions. However, debt or equity financing may not be available in sufficient amounts or on terms acceptable to us, or at all, and equity financing could be dilutive to our shareholders.

Our success depends on our senior management.

      Our success depends to a significant extent on the efforts of our senior management. As a result, if any of these individuals were to leave, we could face substantial difficulty in hiring qualified successors and could experience a loss in productivity while any successors gain the necessary experience.

A deficiency has been asserted by the Internal Revenue Service for 1996.

      In connection with an audit of our 1996 federal income tax return, the Internal Revenue Service has asserted a deficiency in income taxes of approximately $12.1 million, plus related interest and penalties. The asserted deficiency relates principally to our acquisition in 1996 of certain assets of First American Media, Inc. On January 18, 2002, we filed a petition in the United States Tax Court to contest this deficiency, and we believe that we have a meritorious position with respect to the issues related to the deficiency. We cannot be certain when, and if, this matter will be resolved in our favor, and if it is not, we could incur negative consequences in future years.

We have a material amount of intangible assets, and if we are required to write-down intangible assets to comply with new accounting standards, it would reduce our net income, which in turn could materially and adversely affect our results of operations and the trading prices of our common stock.

      Our intangible assets principally include FCC licenses, network affiliations and goodwill. In July 2001, the Financial Accounting Standards Board issued Statement No. 142, “Goodwill and Other Intangible Assets,” which generally is effective for us from January 1, 2002. The regulation requires, among other things, the discontinuance of the amortization of goodwill and FCC licenses and network affiliations, and the introduction of annual impairment testing in its place. In addition, the standard includes provisions for the reclassification under limited circumstances of certain existing recognized intangibles as goodwill, reassessment of the useful lives of existing recognized intangibles, reclassification of identifiable intangibles out of previously reported goodwill and the identification of reporting units for purposes of assessing potential future impairments of goodwill. The regulation also requires us to complete a transitional goodwill impairment test six months from the date of adoption. Compliance with these new accounting standards may reduce our net income in the future, which in turn could materially and adversely affect our results of operations and the trading prices of our common stock.

Because a significant portion of our assets are intangible, they may have little value upon a liquidation.

      Our assets consist primarily of intangible assets, including affiliation agreements with television networks such as NBC and CBS and FCC licenses, the value of which will depend significantly upon the success of our business and the financial prospects of the television broadcasting and paging industries in general. If we default on our indebtedness, or if we are liquidated, the value of these assets may not be sufficient to satisfy our obligations to our creditors and debtholders, including the holders of the debt

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securities that we may offer hereby, and to enable us to make any distribution to the holders of shares of our common stock or preferred stock.

Risks Related to Our Stock

The price of our common stock has experienced substantial volatility and may continue to do so in the future.

      There has been significant volatility in the market prices for publicly traded shares of media companies, including ours.

      In 2001, the price of our class A common stock fluctuated from a high of $19.05 to a low of $12.20. In addition, for the first quarter of 2002, the price of our class A common stock fluctuated from a high of $16.16 to a low of $12.90. On May 17, 2002, our class A common stock closed at a price of $16.55 per share.

      In 2001, the price of our class B common stock fluctuated from a high of $17.65 to a low of $9.60. In addition, for the first quarter of 2002, the price of our class B common stock fluctuated from a high of $14.50 to a low of $10.24. On May 17, 2002, our class B common stock closed at a price of $14.45 per share.

      The prices of our common stock may not remain at or exceed current levels. In the event that we issue preferred stock and it is publicly traded, our preferred stock may also experience substantial volatility. The following factors may have an adverse impact on the market prices of our stock:

•	market conditions for media stocks;

•	market conditions generally;

•	governmental regulation;

•	communications legislation;

•	fluctuations in our operating results; or

•	announcements of technical or product developments by our competitors.

There can be no assurance as to the liquidity of our common stock or preferred stock.

      Currently our common stock is traded on the New York Stock Exchange. There can be no assurance as to the future liquidity of the market for our common stock. Any preferred stock that we may offer would be a new issue of securities for which there currently is no public market. There can be no assurance that an active market for our preferred stock would develop or as to the liquidity of any such market.

Purchasers of our common stock or preferred stock may experience immediate and substantial dilution of their investment.

      In the event that common stock or preferred stock is offered pursuant to this prospectus and the registration statement of which this prospectus is a part, the public offering price of our common stock or preferred stock may be substantially higher than its book value immediately after the applicable offering. As a result, if you were to purchase shares of our common stock or preferred stock in the offering under such circumstances, you most likely would incur immediate and substantial dilution in the net tangible book value of the shares purchased from the public offering price.

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In the event of liquidation of our company, holders of our common stock rank junior to holders of our preferred stock and holders of our common stock and preferred stock rank junior to holders of our debt and therefore may not receive a distribution of assets.

      Our common stock ranks junior to our preferred stock and our debt as to dividends and distribution of assets upon liquidation. As a result, in the event of liquidation of our company, holders of our common stock would receive distributions only after distributions are made in full to holders of our preferred stock and our debt. In addition, in the event of a liquidation, holders of our debt will be entitled to receive amounts owed to them prior to any distributions to holders of our preferred stock. There can be no assurance that we would have enough assets to make distributions to holders of our stock in a liquidation.

Risks Related to Our Existing Indebtedness and Debt Securities

We depend on the cash flow of our subsidiaries to satisfy our obligations, including our obligations under our debt securities.

      Our operations are conducted through our direct and indirect wholly-owned subsidiaries, which may guarantee our debt securities, jointly and severally, fully and unconditionally. As a holding company, we own no significant assets other than our equity in our subsidiaries, and we are dependent upon the cash flow of our subsidiaries to meet our obligations. Accordingly, our ability to make interest and principal payments when due to holders of our debt securities and our ability to purchase our debt securities upon a change of control will be dependent upon the receipt of sufficient funds from our subsidiaries, which may be restricted by the terms of any senior indebtedness of our subsidiaries, including the terms of existing and future guarantees of our indebtedness given by our subsidiaries. There can be no assurance that the funds received from our subsidiaries will be adequate to allow us to make payments on our debt securities. As a result, our debt securities and any subsidiary guarantees effectively may be subordinated to all senior indebtedness and other liabilities and commitments of our subsidiaries.

The right to receive payment on our debt securities and under any related guarantees may be junior to all of our and the guarantors’ senior debt.

      All indebtedness under our senior secured credit facility is secured by substantially all of our assets, as well as the assets of our subsidiaries. Additionally, our debt securities and the related guarantees may be subordinated to the claims of the lenders under our senior secured credit facility.

      In the event that we or a guarantor is declared bankrupt, becomes insolvent or is liquidated or reorganized, any debt that ranks ahead of our debt securities and the related guarantees will be entitled to be paid in full in cash or cash equivalents or in any other manner acceptable to holders of senior debt from our assets or the assets of the guarantor, as applicable, before any payment may be made with respect to our debt securities or under the related guarantees. In any of these events, we cannot assure you that we would have sufficient assets to pay amounts due on our debt securities. As a result, holders of our debt securities may receive less, proportionally, than the holders of debt that is senior to our debt securities and the related guarantees. The subordination provisions of the indenture related to the debt securities that we may offer hereby will provide that we can make no payment to holders of our debt securities during the continuance of payment defaults on our senior debt, and payments to holders of our debt securities may be suspended for a period of up to 179 days if a nonpayment default exists under our senior debt. See “Description of Debt Securities — Subordinated Debt Securities” for additional information.

      At March 31, 2002, our debt securities and the related guarantees would have ranked junior to $212.5 million of our and our subsidiaries’ senior debt and an additional $37.5 million of unused availability would have been available to borrow, subject to specified borrowing conditions, under our senior secured credit facility. In addition, our senior secured credit facility permits, and the indenture related to the debt securities that we may offer hereby may permit, subject to specified limitations, the incurrence of additional indebtedness, which may be senior indebtedness. If we incur such additional indebtedness, the

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risks described above could intensify. See “Description of Debt Securities — Subordinated Debt Securities” for additional information.

Our indebtedness could materially and adversely affect our business and prevent us from fulfilling our obligations under our debt securities.

      We are highly leveraged and have significant fixed debt service obligations in addition to our operating expenses. Our indebtedness could have significant adverse effects on our business. For example, it could:

•	increase our vulnerability to general adverse economic and industry conditions or a downturn in our business;

•	reduce the availability of our cash flow to fund working capital, capital expenditures and other general business purposes;

•	limit our flexibility in planning for, or reacting to, changes in our industries, making us more vulnerable to economic downturns and limiting our ability to withstand competitive pressure;

•	place us at a competitive disadvantage compared to our competitors that have less debt; and

•	limit our ability to borrow additional funds.

      If our indebtedness affects our operations in these ways, our business, financial condition and results of operations could suffer, making it more difficult for us to satisfy our obligations under our debt securities. Furthermore, our senior secured credit facility and the indenture governing our 9.25% notes permit, and the indenture related to the debt securities that we may offer hereby will permit us to incur substantial amounts of additional debt in specified circumstances. If we incur additional debt in the future, the related risks could intensify.

Covenant restrictions under our indentures may limit our ability to operate our business.

      The indenture governing our 9.25% notes contains, and the indenture related to the debt securities that we may offer hereby may contain, covenants that may restrict our ability and the guarantors’ ability to finance future operations or capital needs or to engage in other business activities.

      In addition, the indenture governing our 9.25% notes restricts, and the indenture related to the debt securities that we may offer hereby may restrict, among other things, our ability and the guarantors’ ability to:

•	incur additional indebtedness;

•	make specified restricted payments;

•	make specified asset sales;

•	incur liens;

•	engage in intra-company transactions, such as the payment of dividends and the making of loans or advances;

•	engage in transactions with affiliates;

•	issue and sell capital stock of our subsidiaries; and

•	engage in a merger, consolidation or sale of substantial assets.

      We cannot assure you that we will meet the covenants in the indentures or that the holders of our debt securities that are party to the indentures will waive any failure to meet these covenants. A breach of any of these covenants would result in a default under the indentures, and may in turn result in a default under our senior secured credit facility. If an event of default occurs under our senior secured credit facility and continues beyond any applicable cure period, the lenders could elect to declare all amounts outstanding thereunder, together with accrued interest, to be immediately due and payable. If our

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indebtedness were to be accelerated, there can be no assurance that we would be able to pay it. Such acceleration would have a material adverse effect on our financial condition. See “Description of Debt Securities” for additional information.

Any guarantees of our debt securities may not be enforceable because of fraudulent conveyance laws.

      We are a holding company with no direct operations and no significant assets other than the stock of our subsidiaries. We will depend on funds from our subsidiaries to meet our obligations, including cash interest payments on our debt securities. If a court voids the guarantees of our debt securities, the right of holders of our debt securities to participate in any distribution of the assets of any of our subsidiaries upon the liquidation, reorganization or insolvency of a subsidiary will be subject to the prior claims of that subsidiary’s creditors.

      Our subsidiaries’ guarantees may be subject to review under U.S. federal bankruptcy laws or relevant state fraudulent conveyance laws if a bankruptcy case or lawsuit is commenced by or on behalf of the guarantors’ unpaid creditors. Although laws differ among various jurisdictions, in general under fraudulent conveyance laws a court could subordinate or avoid a guarantee if it is found that:

•	the debt under a guarantee was incurred with the actual intent to hinder, delay or defraud creditors; or

•	a guarantor did not receive reasonably equivalent value or fair consideration for its guarantee and a guarantor:

•	was insolvent or was rendered insolvent because of its guarantee;

•	was engaged, or about to engage, in a business or transaction for which its remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that we or it would incur, debts beyond its ability to pay upon maturity (as all of the foregoing terms are defined in or interpreted under the relevant fraudulent transfer or conveyance statutes).

      It may be asserted that, since the guarantors incurred their guarantees for our benefit, they incurred the obligations under the guarantees for less than reasonably equivalent value or fair consideration.

      The standards for determining insolvency for purposes of the foregoing considerations will vary depending upon the law of the jurisdiction that is being applied in any such proceeding. Generally, a company would be considered insolvent if, at the time it issued the guarantee, either:

•	the sum of its debts, including contingent liabilities, is greater than its assets, at fair valuation; or

•	the present fair saleable value of its assets is less than the amount required to pay the probable liability on its total existing debts and liabilities, including contingent liabilities, as they become absolute and matured.

      We anticipate that, at the time the guarantors initially incur the debt represented by the guarantees, the guarantors will not be insolvent or rendered insolvent by the incurrence of the debt, lacking sufficient capital to run their businesses effectively or unable to pay obligations on the guarantees as they mature or become due.

      In reaching the foregoing conclusions, we will rely upon our analyses of internal cash flow projections and estimated values of the assets and liabilities of the guarantors. We cannot assure you, however, that a court passing on the same questions would reach the same conclusions.

      If a guarantee is voided as a fraudulent conveyance or found to be unenforceable for any other reason, you will not have a claim against that particular guarantor and you will be a creditor of only guarantors whose obligations were not set aside or found to be unenforceable.

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We may not be able to finance change of control payments required by our debt facilities.

      If we were to experience a change of control, the indenture related to our 9.25% notes would require us to offer to purchase all of our 9.25% notes then outstanding at 101% of their principal amount, plus accrued interest to the date of purchase. Any new debt securities that we may offer under this prospectus may subject us to a similar requirement. If a change of control were to occur, we cannot assure you that we would have sufficient funds to purchase our debt securities. The purchase of our debt securities may require additional third-party financing and we cannot assure you that we would be able to obtain that financing on favorable terms or at all. In addition, our senior secured credit facility restricts our ability to purchase any debt securities that we may offer under this prospectus.

      Furthermore, similar change of control events will result in an event of default under our senior secured credit facility and could cause the acceleration of our debt under that facility. The inability to repay that debt, if accelerated, and to purchase all of the tendered notes in the event of a change of control, would constitute an event of default under the indenture governing the 9.25% notes.

      We may enter into transactions, including acquisitions, refinancings or recapitalizations, or highly leveraged transactions, that would not constitute a change of control under our senior secured credit facility, the indenture governing the exchange notes and any indenture governing new debt securities that we may issue. Any of these transactions may result in an increase in our debt or otherwise affect our capital structure, harm our credit ratings or have a material adverse effect on holders of our debt securities or of our common stock and preferred stock.

Guarantors of our debt securities may be released under certain circumstances.

      Any guarantee of a guarantor may be released if we sell, exchange or transfer the stock of that guarantor or substantially all of its assets to a non-affiliate and the guarantor no longer guarantees any of our other debt. The indenture related to the debt securities that we may offer hereby also may permit us to sell a majority interest and retain a minority interest in a subsidiary engaged in our paging or satellite business and not require that subsidiary to remain as a guarantor of our debt securities.

Risks Related to Regulatory Matters

Federal regulation of the broadcasting industry limits our operating flexibility.

      The FCC regulates our business, just as it does all other companies in the broadcasting industry. We must ask the FCC’s approval whenever we need a new license, seek to renew or assign a license, purchase a new station or transfer the control of one of our subsidiaries that holds a license. Our FCC licenses are critical to our operations; our broadcasting segment cannot operate without them. We cannot be certain that the FCC will renew these licenses in the future or approve new acquisitions.

      Federal legislation and FCC rules have changed significantly in recent years and can be expected to continue to change. These changes may limit our ability to conduct our business in ways that we believe would be advantageous and therefore may affect our operating results.

The FCC’s duopoly restrictions limit our ability to own and operate multiple television stations in the same market and our ability to own and operate a television station and newspaper in the same market.

      The FCC’s ownership rules generally prohibit us from owning or having “attributable interests” in television stations located in the same markets in which our stations are licensed. Accordingly, our ability to expand through acquisitions of additional stations in markets where we presently are operating is constrained by those rules. Under current FCC cross-ownership rules, we also are not allowed to own and operate a television station and a newspaper in the same market.

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Our paging operations are subject to federal regulation.

      Our paging operations, which we acquired in September 1996, are subject to regulation by the FCC under the Communications Act of 1934. The FCC has granted us licenses to use the radio frequencies necessary to conduct our paging operations.

      The FCC paging licenses granted to us are for varying terms of up to 10 years, at the end of which renewal applications must be approved by the FCC. We hold various FCC radio licenses which are used in connection with our paging operations. Paging licenses will expire during calendar year 2009. Licensees in the paging services normally enjoy a license renewal expectancy and the vast majority of license renewal applications are granted in the normal course. We cannot be certain that any of our licenses will be free of competing applications or will be renewed by the FCC. Furthermore, the FCC has the authority to restrict the operations of licensed facilities or to revoke or modify licenses. We cannot be certain that our licenses will not be revoked or modified involuntarily in the future.

      Pursuant to Congressional mandate, the FCC has adopted rules regarding the award of license authorizations by competitive bidding. Pursuant to those rules, the FCC may award licenses for new or existing services by auction, as done with the 800 MHz band. The FCC began awarding geographic area and paging licenses by auction in February 2000. We cannot be certain that we will be able to procure additional spectrum or expand our existing paging network into new service areas, which would require us to make significant auction payments.

INDUSTRY AND MARKET DATA

      In this prospectus and the documents incorporated by reference, we rely on and refer to information regarding market data obtained from internal surveys, market research, publicly available information and industry publications. Although we believe the information is reliable, we cannot guarantee the accuracy or completeness of the information and have not independently verified it.

FORWARD-LOOKING STATEMENTS

      This prospectus contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this prospectus, the words “believes,” “expects,” “anticipates,” “estimates” and similar words and expressions are generally intended to identify forward-looking statements. Statements that describe our future strategic plans, goals or objectives are also forward-looking statements. Readers of this prospectus are cautioned that any forward-looking statements, including those regarding the intent, belief or current expectations of our management or us, are not guarantees of future performance, results or events and involve risks and uncertainties, and that actual results and events may differ materially from those in the forward-looking statements as a result of various factors including, but not limited to:

•	the factors described in “Risk Factors” beginning on page of this prospectus;

•	general economic conditions in the markets in which we operate;

•	competitive pressures in the markets in which we operate;

•	the effect of future legislation or regulatory changes on our operations;

•	high debt levels; and

•	other factors described from time to time in our filings with the Securities and Exchange Commission.

      The forward-looking statements included in this prospectus are made only as of the date hereof. We undertake no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

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USE OF PROCEEDS

      Unless otherwise indicated in a prospectus supplement, the net proceeds from the sale of securities offered by this prospectus are expected to be used for general corporate purposes, including capital expenditures, to meet working capital needs, to refinance our senior debt, to finance one or more acquisitions, including our proposed acquisition of Stations, or all or a combination of the above. We will file a prospectus supplement that will contain additional information about the use of the net proceeds from the sale of securities offered hereby.

RATIO OF EARNINGS TO FIXED CHARGES

(Dollars in thousands)

							For the
							Quarter
	For the Year Ended December 31,						Ended
							March 31,
	1997	1998		1999	2000	2001	2002

Ratio of earnings to combined fixed charges and preferred dividends	NA(1)	3.0	x	NA(1)	NA(1)	NA(1)	NA(1)
Deficiency of earnings to cover combined fixed charges and preferred dividends	$(3,066)	NA		$(9,906)	$(11,982)	$(20,097)	$(374)

(1)	The ratio would be less than one and therefore is not shown.

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DESCRIPTION OF OUTSTANDING INDEBTEDNESS

Senior Secured Credit Facility

      We amended and restated our senior secured credit facility on September 25, 2001. The facility provides us with a $200 million term facility and a $50 million reducing revolving credit facility. In addition, the agreement provides us with the ability to access, through December 31, 2003, up to $100 million of incremental senior secured term loans upon the consent of the lenders.

      Under the revolving and term facilities, at our option, we can borrow funds at an interest rate equal to LIBOR plus a margin or at the lenders’ base rate plus a margin. The base rate will generally be equal to the lenders’ prime rate. Interest rates under the revolving facility are base rate plus a margin ranging from 0.25% to 1.75% or LIBOR plus a margin ranging from 1.5% to 3.0%. Interest rates under the term facility are base rate plus a margin ranging from 1.75% to 2.0% or LIBOR plus a margin ranging from 3.0% to 3.25%. Our applicable margin will be determined by our operating leverage ratio which is calculated quarterly. As of March 31, 2002, the interest rate for the revolving credit facility was the lenders’ base rate plus 1.75% or LIBOR plus 3.0% at our option. As of March 31, 2002, the interest rate for the term facility was the lenders’ base rate plus 2.0% or LIBOR plus 3.25% at our option.

      The lenders’ commitments for the revolving facility will reduce quarterly, as specified in the credit agreement, beginning March 31, 2004, and final repayment of any outstanding amounts under the revolving facility is due December 31, 2008. The term facility commences amortization in quarterly installments of $500,000 beginning March 31, 2003 through December 31, 2008, with the remaining outstanding balance payable in three equal quarterly installments beginning March 31, 2009. The final maturity date for any outstanding amounts under the term facility is September 30, 2009.

      The facilities are collateralized by substantially all of the assets, excluding real estate, of our subsidiaries and us. In addition, our subsidiaries are joint and several guarantors of the obligations and our ownership interests in our subsidiaries are pledged to collateralize the obligations. The agreement contains certain restrictive provisions which include, but are not limited to, requiring us to maintain certain financial ratios and limits upon our ability to incur additional indebtedness, make certain acquisitions or investments, sell assets and make other restricted payments.

      At March 31, 2002, the balance outstanding and the balance available under our senior secured credit facility were $212.5 million and $37.5 million, respectively, and the interest rate on the balance outstanding was 5.3%.

The 9.25% Notes

      On April 12, 2002, we filed with the Securities and Exchange Commission a registration statement on Form S-4, offering to exchange up to $180,000,000 in aggregate principal amount of our 9.25% notes for our existing notes. The terms of the 9.25% notes are substantially identical in all material respects to the terms of our existing notes, except that the 9.25% notes will be registered under the Securities Act and will be freely transferable.

      The 9.25% notes are our general unsecured obligations subordinated in right of payment to all of our existing and future senior indebtedness, including all of our obligations under our senior secured credit facility. The interest rate on the 9.25% notes is 9.25% per year (calculated using a 360-day year) payable on June 15 and December 15 of each year, beginning on June 15, 2002.

      The 9.25% notes are guaranteed, jointly and severally, fully and unconditionally, on a senior subordinated basis by each of the guarantors, which consist of all of our subsidiaries. The obligations of a guarantor under its guarantee of the notes are subordinated in right of payment, to the same extent as our obligations under the 9.25% notes, to all existing and future senior indebtedness of such guarantor, which includes any guarantee by it of our indebtedness under our senior secured credit facility.

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      The indenture governing the 9.25% notes contains certain covenants that, among other things, limit our ability to (1) transfer or issue shares of capital stock of subsidiaries to third parties, (2) pay dividends or make certain other payments, (3) incur additional indebtedness, (4) issue preferred stock, (5) incur liens to secure our indebtedness, (6) apply net proceeds from certain asset sales, (7) enter into certain transactions with affiliates or (8) merge with or into any other person.

      We may redeem:

•	all or part of the original principal amount of the 9.25% notes beginning on December 15, 2006, at various redemption prices, based on the year of redemption, plus accrued and unpaid interest;

•	up to 35% of the original principal amount of the 9.25% notes at any time prior to December 15, 2004 at a price of 109.250% of the principal amount of the 9.25% notes, plus accrued and unpaid interest, with the proceeds of certain public equity offerings of our company; and

•	all but not part of the 9.25% notes at any time prior to December 15, 2006 at a price equal to 100% of the principal amount of the 9.25% notes, plus accrued and unpaid interest, if any, to the date of redemption plus a make whole premium based upon the present value of the remaining payments on the 9.25% notes.

      Upon a change in control, defined as the acquisition by any persons of beneficial ownership of more than 35% of the voting power of the outstanding shares of our common stock, transfers of substantially all of our assets, certain substantial changes in our Board of Directors, certain consolidations or mergers of our company involving a significant change in shareholdings or the liquidation of our company, we will be required to make an offer to repurchase all of the outstanding 9.25% notes at 101% of their aggregate principal amount plus accrued and unpaid interest to the date of purchase. Under certain circumstances, we may not be required to make a such a change of control offer.

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DESCRIPTION OF CAPITAL STOCK

      We are authorized to issue 50,000,000 shares of all classes of stock, of which, 15,000,000 shares are designated class A common stock, 15,000,000 shares are designated class B common stock, and 20,000,000 shares are designated preferred stock for which our Board of Directors has the authority to determine the rights, powers, limitations and restrictions.

Terms of Our Common Stock

      As of May 20, 2002, 6,848,467 shares of class A common stock were issued and outstanding and 8,813,017 shares of class B common stock were issued and outstanding. The rights of our class A and class B common stock are identical, except that our class A common stock entitles the holder to ten votes on all matters on which shareholders are permitted to vote and our class B common stock entitles the holder to one vote on all matters on which shareholders are permitted to vote. The holders of our common stock are entitled to dividends when, as and if declared by our board of directors out of funds legally available therefor and, upon liquidation, to a pro rata share in any distribution to shareholders. Our common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock. All outstanding shares of our class A and class B common stock are fully paid and nonassessable.

Terms of Our Preferred Stock

      As of May 20, 2002, 4,000 shares of Series C were issued and outstanding. The following is a description of our Series C:

•	Our Series C is preferred stock and ranks senior to our class A and class B common stock as to payment of dividends and distribution of assets upon liquidation.

•	Our Series C has a liquidation value equal to $10,000 per share plus accrued and unpaid dividends to the date of final distribution. There are no sinking fund provisions applicable to our Series C.

•	Our Series C has a cumulative annual dividend of $800 per share, and beginning on April 22, 2009, $850 per share, payable, at our option, in cash or in additional shares of Series C on a quarterly basis beginning on June 30, 2002.

•	Our Series C is convertible, at the option of the holder, into shares of our class B common stock at an initial conversion price of $14.39 per share, subject to certain adjustments, except that our affiliates may not convert their shares of Series C unless and until the issuance of the Series C to them has been approved by our shareholders or otherwise permitted by the New York Stock Exchange.

•	Our Series C is redeemable, in whole or in part, at our option, on or after April 22, 2007, at a redemption price equal to $10,000 per share plus accrued and unpaid dividends. We must redeem all of the then outstanding shares of Series C on April 22, 2012 at a redemption price equal to $10,000 per share plus accrued and unpaid dividends.

•	Holders of our Series C will not have any voting rights except as set forth below or as otherwise required by law. Holders of our Series C: (1) will be entitled to elect two additional directors of our company in the event that dividends on our Series C are in arrears in an amount equal to at least six quarterly dividends and (2) have approval rights over (A) the authorization or issuance of any shares of, or the reclassification of any shares of our capital stock into shares of, our capital stock ranking senior to our Series C, (B) the authorization or issuance of any additional shares of Series C and (C) any amendment of our Restated Articles of Incorporation that adversely affects the powers, preferences or special rights of our Series C.

Transfer Agent and Registrar

      The transfer agent and registrar for our common stock is Mellon Investor Services LLC. It is located at One Mellon Bank Center, 500 Grant Street, Room 2122, Pittsburgh, PA 15258-0001 and its telephone number is (412) 236-8172.

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DESCRIPTION OF DEBT SECURITIES

      The following is a summary description of the general terms of the debt securities covered by this prospectus. We will file a prospectus supplement that may contain additional terms when we issue debt securities under one or more senior or subordinated indentures. The terms presented here, together with the terms in a related prospectus supplement, which could be different from the terms described below, will be a description of the material terms of the debt securities. You should also read the applicable indenture. We are filing forms of indentures with the SEC as exhibits to the registration statement of which this prospectus is a part. All capitalized terms have the meanings specified in the indentures. The indentures are substantially identical except for the subordination provisions described below under “Subordinated Debt Securities.” The terms and provisions of the debt securities below most likely will be modified by the documents that set forth the specific terms of the debt securities issued.

      We may issue, from time to time, debt securities, in one or more series, that will consist of either our senior or subordinated debt. The debt securities we offer will be issued under an indenture or indentures between us and a trustee. Debt securities, whether senior or subordinated, may be issued as convertible debt securities or exchangeable debt securities.

General

      Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series.

      We are not limited as to the amount of debt securities we may issue under the indentures. The prospectus supplement will set forth:

•	whether the debt securities will be senior or subordinated,

•	the offering price,

•	the title,

•	any limit on the aggregate principal amount,

•	the person who shall be entitled to receive interest, if other than the record holder on the record date,

•	the date the principal will be payable,

•	the interest rate, if any, the date interest will accrue, the interest payment dates and the regular record dates,

•	the place where payments may be made,

•	any mandatory or optional redemption provisions,

•	any obligation to redeem or purchase the debt securities pursuant to a sinking fund,

•	if applicable, the method for determining how the principal, premium, if any, or interest will be calculated by reference to an index or formula,

•	conversion or exchange provisions, if any, including conversion or exchange prices or rates and adjustments thereto,

•	if other than U.S. currency, the currency or currency units in which principal, premium, if any, or interest will be payable and whether we or the holder may elect payment to be made in a different currency,

•	the portion of the principal amount that will be payable upon acceleration of stated maturity, if other than the entire principal amount,

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•	if the principal amount payable at stated maturity will not be determinable as of any date prior to stated maturity, the amount which will be deemed to be the principal amount,

•	any defeasance provisions if different from those described below under “Satisfaction and Discharge; Defeasance,”

•	any conversion or exchange provisions,

•	whether the debt securities will be issuable in the form of a global security,

•	any subordination provisions, if different than those described below under “Subordinated Debt Securities,”

•	any deletions of, or changes or additions to, the events of default or covenants, and

•	any other specific terms of such debt securities.

      Unless otherwise specified in a prospectus supplement:

•	the debt securities will be registered debt securities, and

•	registered debt securities denominated in U.S. dollars will be issued in denominations of $1,000 or an integral multiple of $1,000.

      Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at time of issuance is below market rates.

Exchange and Transfer

      Debt securities may be transferred or exchanged at the office of the security registrar or at the office of any transfer agent designated by us.

      We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.

      In the event of any potential redemption of debt securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange, any debt security of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of the mailing, or

•	register the transfer of or exchange any debt security of that series selected for redemption, in whole or in part, except the unredeemed portion being redeemed in part.

      We may initially appoint the trustee as the security registrar. Any transfer agent, in addition to the security registrar, initially designated by us will be named in a prospectus supplement. We may designate additional transfer agents or change transfer agents or change the office of the transfer agent. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Global Securities

      The debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:

•	be registered in the name of a depositary that we will identify in a prospectus supplement,

•	be deposited with the depositary or nominee or custodian, and

•	bear any required legends.

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      No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:

•	the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary,

•	an event of default is continuing, or

•	any other circumstances described in a prospectus supplement.

      As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the indenture. Except in the above limited circumstances, owners of beneficial interests in a global security:

•	will not be entitled to have the debt securities registered in their names,

•	will not be entitled to physical delivery of certificated debt securities, and

•	will not be considered to be holders of those debt securities under the indentures.

      Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

      Institutions that have accounts with the depositary or its nominee are referred to as “participants.” Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants.

      Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants’ interests, or any participant, with respect to interests of persons held by participants on their behalf.

      Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary.

      The depositary policies and procedures may change from time to time. Neither we nor the trustee will have any responsibility or liability for the depositary’s or any participant’s records with respect to beneficial interests in a global security.

Payment and Paying Agents

      The provisions of this paragraph will apply to the debt securities unless otherwise indicated in a prospectus supplement. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check to the record holder. The corporate trust office will be designated as our sole paying agent.

      We may also name any other paying agents in a prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

      All moneys paid by us to a paying agent for payment on any debt security which remain unclaimed at the end of two years after such payment was due will be repaid to us. Thereafter, the holder may look only to us for such payment.

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Consolidation, Merger and Sale of Assets

      We may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to, any person, unless:

•	the successor, if any, is a U.S. corporation, limited liability company, partnership, trust or other entity,

•	the successor assumes all of our obligations under the debt securities and the indenture,

•	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing, and

•	certain other conditions are met.

Events of Default

      Unless we inform you otherwise in a prospectus supplement, the indenture will define an event of default with respect to any series of debt securities as one or more of the following events:

(1) failure to pay principal of or any premium on any debt security of that series when due,

(2) failure to pay any interest on any debt security of that series for 30 days when due,

(3) failure to deposit any sinking fund payment when due,

(4) failure to perform any other covenant in the indenture continued for 60 days after being given the notice required in the indenture,

(5) our bankruptcy, insolvency or reorganization, and

(6) any other event of default specified in a prospectus supplement.

      An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities. If an event of default, other than an event of default described in clause (5) above, shall occur and be continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding securities of that series may declare the principal amount of the debt securities of that series to be due and payable immediately.

      If an event of default described in clause (5) above shall occur, the principal amount of all the debt securities of that series will automatically become immediately due and payable. Any payment by us on the subordinated debt securities following any such acceleration will be subject to the subordination provisions described below under “Subordinated Debt Securities.”

      After acceleration the holders of a majority in aggregate principal amount of the outstanding securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, or other specified amount, have been cured or waived.

      Other than the duty to act with the required care during an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders shall have offered to the trustee reasonable indemnity. Generally, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

      A holder will not have any right to institute any proceeding under the indentures, or for the appointment of a receiver or a trustee, or for any other remedy under the indentures, unless:

(1) the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of that series,

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(2) the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request and have offered reasonable indemnity to the trustee to institute the proceeding, and

(3) the trustee has failed to institute the proceeding and has not received direction inconsistent with the original request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series within 60 days after the original request.

Holders may, however, sue to enforce the payment of principal, premium or interest on any debt security on or after the due date or to enforce the right, if any, to convert any debt security without following the procedures listed in (1) through (3) above.

      We will furnish the trustee an annual statement by our officers as to whether or not we are in default in the performance of the indenture and, if so, specifying all known defaults.

Modification and Waiver

      We and the trustee may make modifications and amendments to the indentures with the consent of the holders of a majority in aggregate principal amount of the outstanding securities of each series affected by the modification or amendment.

      However, neither we nor the trustee may make any modification or amendment without the consent of the holder of each outstanding security of that series affected by the modification or amendment if such modification or amendment would:

•	change the stated maturity of any debt security,

•	reduce the principal, premium, if any, or interest on any debt security,

•	reduce the principal of an original issue discount security or any other debt security payable on acceleration of maturity,

•	reduce the rate of interest on any debt security,

•	change the currency in which any debt security is payable,

•	impair the right to enforce any payment after the stated maturity or redemption date,

•	waive any default or event of default in payment of the principal of, premium or interest on any debt security,

•	waive a redemption payment or modify any of the redemption provisions of any debt security,

•	adversely affect the right to convert any debt security, or

•	change the provisions in the indenture that relate to modifying or amending the indenture.

Satisfaction and Discharge; Defeasance

      We may be discharged from our obligations on the debt securities of any series that have matured or will mature or be redeemed within one year if we deposit with the trustee enough cash to pay all the principal, interest and any premium due to the stated maturity date or redemption date of the debt securities.

      Each indenture contains a provision that permits us to elect:

•	to be discharged from all of our obligations, subject to limited exceptions, with respect to any series of debt securities then outstanding, and/or

•	to be released from our obligations under the following covenants and from the consequences of an event of default resulting from a breach of these covenants:

•	the subordination provisions under the subordinated indenture, and

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•	covenants as to payment of taxes and maintenance of corporate existence.

      To make either of the above elections, we must deposit in trust with the trustee enough money to pay in full the principal, interest and premium on the debt securities. This amount may be made in cash and/or U.S. government obligations. As a condition to either of the above elections, we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for Federal income tax purposes as a result of the action.

      If any of the above events occurs, the holders of the debt securities of the series will not be entitled to the benefits of the indenture, except for the rights of holders to receive payments on debt securities or the registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.

Notices

      Notices to holders will be given by mail to the addresses of the holders in the security register.

Governing Law

      The indentures and the debt securities will be governed by, and construed under, the laws of the State of New York.

Regarding the Trustee

      The indenture limits the right of the trustee, should it become a creditor of us, to obtain payment of claims or secure its claims.

      The trustee is permitted to engage in certain other transactions. However, if the trustee acquires any conflicting interest, and there is a default under the debt securities of any series for which they are trustee, the trustee must eliminate the conflict or resign.

Subordinated Debt Securities

      Payment on the subordinated debt securities will, to the extent provided in the indenture, be subordinated in right of payment to the prior payment in full of all our senior indebtedness.

      Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of and interest on the subordinated debt securities will be subordinated in right of payment to the prior payment in full in cash or other payment satisfactory to the holders of senior indebtedness of all senior indebtedness. In the event of any acceleration of the subordinated debt securities because of an event of default, the holders of any senior indebtedness would be entitled to payment in full in cash or other payment satisfactory to such holders of all senior indebtedness obligations before the holders of the subordinated debt securities are entitled to receive any payment or distribution. The indenture requires us or the trustee to promptly notify holders of designated senior indebtedness if payment of the subordinated debt securities is accelerated because of an event of default.

      We may not make any payment on the subordinated debt securities, including upon redemption at the option of the holder of any subordinated debt securities or at our option, if:

•	a default in the payment of the principal, premium, if any, interest, rent or other obligations in respect of designated senior indebtedness occurs and is continuing beyond any applicable period of grace (called a “payment default”), or

•	a default other than a payment default on any designated senior indebtedness occurs and is continuing that permits holders of designated senior indebtedness to accelerate its maturity, and the trustee receives a notice of such default (called a “payment blockage notice”) from us or any other person permitted to give such notice under the indenture (called a “non-payment default”).

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      We may resume payments and distributions on the subordinated debt securities:

•	in the case of a payment default, upon the date on which such default is cured or waived or ceases to exist, and

•	in the case of a non-payment default, upon the earlier of the date on which such nonpayment default is cured or waived or ceases to exist and 179 days after the date on which the payment blockage notice is received by the trustee, if the maturity of the designated senior indebtedness has not been accelerated.

      No new period of payment blockage may be commenced pursuant to a payment blockage notice unless 365 days have elapsed since the initial effectiveness of the immediately prior payment blockage notice and all scheduled payments of principal, premium and interest, including any liquidated damages, on the debt securities that have come due have been paid in full in cash. No non-payment default that existed or was continuing on the date of delivery of any payment blockage notice shall be the basis for any later payment blockage notice unless the non-payment default is based upon facts or events arising after the date of delivery of such payment blockage notice.

      If the trustee or any holder of the notes receives any payment or distribution of our assets in contravention of the subordination provisions on the subordinated debt securities before all senior indebtedness is paid in full in cash, property or securities, including by way of set-off, or other payment satisfactory to holders of senior indebtedness, then such payment or distribution will be held in trust for the benefit of holders of senior indebtedness or their representatives to the extent necessary to make payment in full in cash or payment satisfactory to the holders of senior indebtedness of all unpaid senior indebtedness.

      In the event of our bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of the subordinated debt securities may receive less, ratably, than our other creditors (including our trade creditors). This subordination will not prevent the occurrence of any event of default under the indenture.

      At March 31, 2002, the balance outstanding and the balance available under our senior secured credit facility were $212.5 million and $37.5 million, respectively, and the interest rate on the balance outstanding was 5.3%. We are not prohibited from incurring debt, including senior indebtedness, under the indenture. We may from time to time incur additional debt, including senior indebtedness.

      We are obligated to pay reasonable compensation to the trustee and to indemnify the trustee against certain losses, liabilities or expenses incurred by the trustee in connection with its duties relating to the subordinated debt securities. The trustee’s claims for these payments will generally be senior to those of noteholders in respect of all funds collected or held by the trustee.

Conversion or Exchange Rights

      Debt securities may be convertible into or exchangeable for shares of our common stock. The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

•	the conversion or exchange price,

•	the conversion or exchange period,

•	provisions regarding the convertibility or exchangeability of the debt securities, including who may convert or exchange,

•	events requiring adjustment to the conversion or exchange price,

•	provisions affecting conversion or exchange in the event of our redemption of the debt securities, and

•	any anti-dilution provisions, if applicable.

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No Individual Liability of Stockholders, Officers or Directors

      The indentures provide that none of our past, present or future stockholders, officers or directors, or stockholders, officers or directors of any successor corporation, in their capacity as such shall have any individual liability for any of our obligations, covenants or agreements under the debt securities or the applicable indenture.

PLAN OF DISTRIBUTION

      We may sell the securities separately or together:

•	through one or more underwriters or dealers in a public offering and sale by them,

•	directly to investors, or

•	through agents.

      We may sell the securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed from time to time,

•	at market prices prevailing at the time of sale,

•	at prices related to such prevailing market prices, or

•	at negotiated prices.

      We will describe the method of distribution of the securities in the applicable prospectus supplement.

      Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers (as their agents in connection with the sale of securities). These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The applicable prospectus supplement will identify any such underwriter, dealer or agent, and describe any compensation received by them from us.

      Underwriters, dealers and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers and agents.

      We may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.

      All debt securities will be new issues of securities with no established trading market. Underwriters involved in the public offering and sale of debt securities may make a market in the debt securities. However, they are not obligated to make a market and may discontinue market making activity at any time. No assurance can be given as to the liquidity of the trading market for any debt securities.

      Underwriters or agents and their associates may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

LEGAL MATTERS

      Proskauer Rose LLP, New York, New York, and Troutman Sanders, LLP, Atlanta, Georgia, will pass on the validity of the issuance of the securities offered in this prospectus.

INDEPENDENT ACCOUNTANTS

      The consolidated financial statements and schedule of Gray Communications Systems, Inc. incorporated by reference in this prospectus and registration statement have been audited by Ernst &

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Young LLP, independent auditors, to the extent indicated in their reports thereon also incorporated by reference herein and in the registration statement. Such consolidated financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

      The consolidated financial statements of Gray Communications Systems, Inc. as of December 31, 2001, and for the year then ended, and as of March 31, 2002, and for the quarter then ended, incorporated into this prospectus, respectively, by reference to the Gray Communications Systems, Inc. Annual Report on Form 10-K for the year ended December 31, 2001, and Quarterly Report on Form 10-Q for the quarter ended March 31, 2002, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

      We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file at the SEC’s public reference rooms at 450 Fifth Street, N.W., Washington, D.C., 20549 and also at its locations in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public at the SEC’s web site at http://www.sec.gov. Our class A common stock and class B common stock are listed on the New York Stock Exchange. Our reports, proxy statements and other information can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

INCORPORATION BY REFERENCE

      The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference our Annual Report on Form 10-K for the fiscal year ended December 31, 2001, our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2002 and any future filings that we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934. You may request a copy of those filings, at no cost, by writing or telephoning us at the following:

Gray Communications Systems, Inc.

4370 Peachtree Road, NE
Atlanta, Georgia 30319
Attention: James C. Ryan
Telephone: (404) 504-9828

      This prospectus is part of a registration statement we filed with the SEC. You should rely on only the information or representations provided in this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

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The information in this prospectus is not complete and may be changed. The selling security holders named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and neither we nor the selling security holders named in this prospectus are soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated May 20, 2002

Prospectus

3,000,000 shares

Gray Communications Systems, Inc.

Class B Common Stock

        This prospectus relates to resales of shares of class B common stock of Gray Communications Systems, Inc. that are issuable upon conversion of shares of our Series C convertible preferred stock. The number of shares of class B common stock issuable upon conversion of shares of Series C convertible preferred stock will be determined based upon the conversion rate applicable to such shares at the time of conversion. The selling security holders identified in this prospectus, or their pledgees, donees, transferees or other successors-in-interest, may offer the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices.

      We have two classes of common stock: class A and class B. Our class A common stock is traded on the New York Stock Exchange under the symbol “GCS.” Our class B common stock is traded on the New York Stock Exchange under the symbol “GCS.B.” On May 17, 2002, the last reported sale price for our class B common stock was $14.45 per share. We also have Series C convertible preferred stock which is not publicly traded.

       Investing in our class B common stock involves risks. See “Risk Factors” beginning on page 6.

       Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

      The securities may be sold directly by the selling security holders to investors, through agents designated from time to time or to or through underwriters or dealers. See “Plan of Distribution.” If any underwriters are involved in the sale of any securities in respect of which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. We are not offering or selling any shares of our class B common stock pursuant to this prospectus. We will not receive any proceeds from the sale of shares by the selling security holders.

2002

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ABOUT THIS PROSPECTUS

      This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission utilizing a “shelf” registration process. Under this shelf process, the selling security holders may, until April 22, 2004, offer our class B common stock described in this prospectus in one or more offerings up to a maximum of 3,000,000 shares. This prospectus provides you with a general description of the securities they may offer. You should read this prospectus together with additional information described below under the heading “Where You Can Find More Information.”

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PROSPECTUS SUMMARY

      In this prospectus, unless otherwise indicated, the words “Gray,” “our,” “us” and “we” refer to Gray Communications Systems, Inc. and its subsidiaries. Unless otherwise indicated, all station rank, in-market share and television household data contained in this prospectus are derived from the Nielsen Station Index, Viewers in Profile, dated November 2001, as prepared by A.C. Nielsen Company, which we will refer to as “Nielsen.” Our discussion of the television stations that we own and operate does not include our interest in the stations owned by Sarkes Tarzian, Inc.

      This summary highlights selected information from this document and the materials incorporated by reference and does not contain all of the information that is important to you. For a more complete understanding of this offering, we encourage you to read this entire prospectus, any prospectus supplements hereto and the documents to which we have referred you.

The Company

      We own and operate 13 network-affiliated television stations in 11 medium-sized markets in the Southeast, Southwest and Midwest United States. Twelve of our 13 stations are ranked first in total viewing audience and news audience, with the remaining station ranked second in total viewing audience and third in news audience. Ten of the stations are affiliated with CBS Inc., or “CBS,” and three are affiliated with National Broadcasting Company, Inc., or “NBC.” We own and operate four daily newspapers, three located in Georgia and one in Goshen, Indiana, with a total circulation of over 126,000. We also own and operate a paging business located in the Southeast that had approximately 72,000 users as of March 31, 2002. For the 12 months ended March 31, 2002, our total revenues and operating cash flow were $157.0 million and $51.2 million, respectively.

      We were incorporated in 1891 to publish the Albany Herald in Albany, Georgia and entered the broadcasting industry in 1954. We have a dedicated and experienced senior management team, which has an average of over 18 years experience in the media industry.

Broadcasting

      Our television stations have leading market positions. We believe that our market position and our strong local revenue stream have helped us to better preserve our revenues in softer economic conditions versus our competitors. Our stations have an extensive reach, covering a population of 7.3 million and an estimated 2.7 million households. Two satellite stations, KGIN, Grand Island, Nebraska and KBTX, Bryan, Texas, expand the depth and breadth of our coverage in two of our markets. With 10 affiliated CBS stations contributing approximately 2.1% of CBS’s total national audience distribution, we are one of the leading CBS-affiliated station group owners in the United States.

      Within our broadcasting segment, we operate a fleet of 13 mobile satellite uplink units under the trade name “LYNQX.” We provide our customers with C-band and Ku-band satellite uplinks, video and data transmission and television production services through LYNQX.

      For the 12 months ended March 31, 2002, revenues and operating cash flow before corporate and administrative expenses generated by our broadcasting segment were $106.8 million and $42.0 million, respectively. During this 12-month period, approximately 93% of our broadcasting revenue came from sources other than political advertising and network compensation payable to us under our affiliation agreements with CBS and NBC. Approximately 59% of our broadcast revenues came from local advertising, 29% came from national advertising, 6% came from network compensation payments under our network affiliate agreements and our remaining revenues came from political advertising and miscellaneous sources.

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      We own the following broadcast properties:

							Station
				Network	Commercial	Station	News	% of 2001
Broadcast		DMA		Contract	Stations in	Rank in	Rank in	Broadcast
Operations	Market	Rank(1)	Affiliation	Expiration	DMA(2)	DMA(3)	DMA(3)	Revenue

WVLT(4)	Knoxville, TN	62	CBS	12/31/04	5	2	3	10%
WKYT	Lexington, KY	66	CBS	12/31/04	6	1	1	15%
WYMT(5)	Hazard, KY	66	CBS	12/31/04	N/ A	1	1	4%
KWTX/KBTX(6)	Waco-Temple-Bryan, TX	94	CBS	12/31/05	5	1	1	14%
KOLN/KGIN(7)	Lincoln-Hastings-Kearney, NE	102	CBS	12/31/05	5	1	1	10%
WITN(4)(8)	Greenville-New Bern-Washington, NC	106	NBC	12/31/11	6	1	1	8%
WCTV	Tallahassee, FL-Thomasville, GA	113	CBS	12/31/04	5	1	1	11%
WRDW	Augusta, GA	114	CBS	3/31/05	6	1	1	8%
WEAU(8)	La Crosse-Eau Claire, WI	127	NBC	12/31/11	5	1	1	7%
WJHG(8)	Panama City, FL	159	NBC	12/31/11	5	1	1	5%
KXII	Sherman, TX-Ada, OK	160	CBS	12/31/05	2	1	1	6%
LYNQX	N/ A	N/ A	N/ A	N/ A	N/ A	N/ A	N/ A	2%

(1)	Ranking of DMA served by a station among all DMAs is measured by the number of television households based within the DMA by Nielsen for the 2001-2002 broadcast season. “DMA” refers to a station’s designated market area.

(2)	Includes independent broadcasting stations and excludes satellite stations such as KBTX and KGIN.

(3)	Based on management’s review of the Nielsen Station Index, Viewers in Profile, dated November 2001, for the period from Sunday through Saturday, 7:00 a.m. through 1:00 a.m., as prepared by Nielsen.

(4)	Tied in “Station Rank in DMA.”

(5)	The market area served by WYMT is a 16-county trading area, as defined by Nielsen, and is included in the Lexington, Kentucky DMA. WYMT’s station rank is based upon its rating position in the 16-county trading area.

(6)	KBTX is a VHF station located in Bryan, Texas and is operated primarily as a satellite station of KWTX, which is located in Waco, Texas.

(7)	KGIN is a VHF station located in Grand Island, Nebraska and is operated primarily as a satellite station of KOLN, which is located in Lincoln, Nebraska.

(8)	We have reached preliminary agreements with NBC regarding the extension of the NBC affiliates’ contracts to December 11, 2011; we are currently working with NBC to finalize the definitive affiliation agreements.

Publishing

      We own and operate four daily newspapers, located in Georgia and Indiana. In the aggregate, our newspapers have over 126,000 daily subscribers. Seeking to build a loyal readership and to distinguish our newspapers from other publications, we focus our papers on local news, sports and lifestyle.

      For the 12 months ended March 31, 2002, revenues and operating cash flow before corporate and administrative expenses generated by our publishing segment were $41.6 million and $10.1 million, respectively. During this 12-month period, retail advertising at 49% comprised the largest percent of our publishing revenue, while classifieds accounted for 30%, circulation revenue accounted for 19% and miscellaneous revenue accounted for 2%.

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      We own the following newspapers:

		Circulation
				% of 2001
Property Name	Market	Daily	Sunday	Publishing Revenue

Gwinnett Daily Post	Gwinnett County, GA	65,000	65,000	39%
The Albany Herald	Southwest GA	28,000	31,000	37%
The Goshen News	Elkhart County, IN	16,000	16,000	13%
The Rockdale Citizen/ Newton Citizen	Rockdale County, GA/ Newton County, GA	17,000	17,000	11%

Paging/Wireless Messaging

      Our paging business, which we acquired in September 1996, is based in Tallahassee, Florida and operates in Columbus, Macon, Albany, Thomasville, Savannah and Valdosta, Georgia, in Dothan, Alabama, in Tallahassee, Gainesville, Orlando and Panama City, Florida and in certain contiguous areas. Our paging operations had approximately 72,000 units in service as of March 31, 2002. For the 12 months ended March 31, 2002, revenues and operating cash flow before corporate and administrative expenses generated by our paging segment were $8.6 million and $2.8 million, respectively.

Recent Developments

Extension of NBC Affiliation Agreements

      In January 2002 we reached a preliminary agreement with NBC on the terms of a new 10-year affiliation agreement for WJHG. The agreement extends WJHG’s affiliation with NBC until December 31, 2011. Effective January 1, 2002, WJHG no longer receives network compensation payments from NBC under the affiliation agreement. In addition, we have preliminarily agreed with NBC to extend the existing affiliation agreements for WITN and WEAU until December 31, 2011. The network aggregate compensation payments made by NBC to WITN and WEAU will remain generally consistent with the terms of the existing agreements until June 30, 2006 for WITN and December 31, 2005 for WEAU, after which times NBC will cease making further compensation payments. We are working with NBC to finalize the definitive agreements with respect to these revised NBC affiliation agreements.

Benedek Broadcasting Corporation

      On April 1, 2002, Stations Holding Company, Inc., which we will refer to as “Stations,” the parent company of Benedek Broadcasting Corporation, which we will refer to as “Benedek,” and we executed a nonbinding letter of intent which contemplates that we will acquire all of the capital stock of Stations for $500 million in cash less the amount of consolidated indebtedness of Stations and its subsidiaries.

      Benedek currently operates 22 television stations, which produced in 2001 net revenue of approximately $138.1 million and broadcasting cash flow of approximately $47.5 million, excluding its station in Wheeling, West Virginia. Benedek’s affiliated stations — 10 CBS, seven ABC, four NBC and one FOX — are located in 21 markets. Benedek’s Wheeling, West Virginia station was sold to a third party on April 30, 2002.

      As currently proposed, Benedek’s and our combined station groups would comprise a total of 35 stations with 20 CBS affiliates, seven NBC affiliates, seven ABC affiliates and one FOX affiliate. These station groups currently have 24 stations ranked number one in viewing audience within their respective markets and reach in excess of 6% of total U.S. TV households. In addition, with 20 CBS affiliated stations, the combined company would be the largest non-network owner of CBS affiliates in the country. Based on results for the year ended December 31, 2001, the Gray and Benedek television stations on a combined basis would have produced approximately $244.5 million of revenue and $88.3 million of broadcast cash flow. Including our publishing and other operations, the Gray and Benedek operations for

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2001 on a combined basis would have produced approximately $294.4 million of revenue and $100.6 million of media cash flow.

      Information about Benedek is based on information supplied by Benedek to us. We have not yet completed our review of Benedek’s finances and operations, and therefore are not in a position to verify its accuracy at this time.

      We intend to finance the acquisition by issuing a combination of debt and equity securities under the registration statement of which this prospectus and the prospectus relating to the securities offered by us constitute parts. We expect the transaction, if it closes, to be completed by the fourth quarter of 2002.

      The acquisition is subject to execution of a definitive agreement, as well as approval by, among others, the Federal Communications Commission, or “FCC,” of the transfer of control of Benedek’s television licenses. The transaction is also subject to the approval of the United States bankruptcy court in Delaware with jurisdiction over the reorganization of Stations, which filed a petition under Chapter 11 of the Federal Bankruptcy Code on March 22, 2002. We cannot guarantee that a definitive agreement will be entered into, that all required approvals will be obtained, or that the transaction contemplated by the letter of intent can or will be consummated.

Exchange of 9.25% Senior Subordinated Notes

      On April 12, 2002, we filed with the Securities and Exchange Commission a registration statement on Form S-4, offering to exchange up to $180,000,000 in aggregate principal amount of our 9.25% Senior Subordinated Notes due 2011 that have been registered under the Securities Act, which we refer to as the “9.25% notes,” for our existing 9.25% Senior Subordinated Notes due 2011, which we refer to as the “existing notes.” We are offering to issue the 9.25% notes to satisfy our obligations contained in a registration rights agreement entered into when the existing notes were sold in transactions exempt from registration under the Securities Act and therefore not registered with the Securities and Exchange Commission.

      The terms of the 9.25% notes are substantially identical in all material respects to the terms of the existing notes that we issued on December 21, 2001, except that the 9.25% notes will be registered under the Securities Act and be freely transferable. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the 9.25% notes to be distributed in the exchange offer or made a determination as to the adequacy or accuracy of the prospectus. See “Description of Outstanding Indebtedness.”

Series C Convertible Preferred Stock

      On April 22, 2002, we issued a total of $40,000,000 of new Series C convertible preferred stock, which we will refer to as “Series C.” We issued $31,400,000 of our Series C to a limited number of outside accredited investors, and $8,600,000 of our Series C to certain executive officers and directors of our company and their affiliates in exchange for all of the outstanding shares of our Series A preferred stock and Series B preferred stock on a one-for-one basis. Shares of our Series C are convertible into our class B common stock at an initial conversion price of $14.39 per share, subject to customary adjustments.

      Shares of our Series C have not been registered under the Georgia Securities Act of 1973, the Securities Act, or any other applicable securities laws, and therefore are restricted securities. Under the terms of a registration rights agreement entered into by us and the investors in the Series C, we are required to:

•	file with the Securities and Exchange Commission a shelf registration statement, of which this prospectus constitutes a part, with respect to the shares of our class B common stock into which the Series C is convertible, by June 6, 2002;

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•	use our reasonable best efforts to cause the registration statement to be declared effective as soon as practicable after filing, but no later than November 8, 2002, otherwise we will be required to pay liquidated damages to the holders of the Series C; and

•	cause the registration statement to remain effective until the earlier to occur of (a) April 22, 2004 and (b) the date as of which there no longer are any registrable securities in existence.

      In addition, investors in the Series C were granted “piggyback” registration rights with respect to the underlying shares of class B common stock. See “Description of Capital Stock — Terms of Our Preferred Stock.”

      We are a Georgia corporation formed in 1891. Our principal offices are located at 4370 Peachtree Road, NE, Atlanta, Georgia 30319, and our telephone number is (404) 504-9828. Additional information regarding Gray is set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2001 and our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2002 (which are incorporated by reference in this prospectus).

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RISK FACTORS

      You should carefully consider the following risk factors, as well as the other information contained in this prospectus or any supplemental prospectus hereto or incorporated herein by reference, before purchasing any of our class B common stock.

Risks Related to Our Business

We have recorded net losses in the last three years and these losses may continue.

      We have recorded net losses in the last three years. Our losses are primarily due to increased operating expenses, higher amortization and depreciation costs, increased interest expense relating to our acquisitions and, in 2001, declining advertising revenue caused, in large part, by the weaker economic environment and the cyclical decline in broadcast political revenue. Our net losses may continue for these reasons and also because of the phasing out of network compensation payments under certain of our network affiliation agreements.

We depend on advertising revenues, which have decreased recently as a result of a number of factors and also experience seasonal fluctuations.

      Our main source of revenue is sales of advertising time at our television stations and advertising space within our newspapers. Our ability to sell advertising time and space depends on:

•	the health of the economy in the areas where our stations and newspapers are located and in the nation as a whole;

•	the popularity of our programming and newspapers;

•	changes in the makeup of the population in the areas where our stations and newspapers are located;

•	pricing fluctuations in local and national advertising;

•	the activities of our competitors, including increased competition from other forms of advertising-based mediums, particularly network, cable television, direct satellite television and the Internet; and

•	other factors that may be beyond our control.

For example, a labor dispute or other disruption at a major national advertiser, or a recession in a particular market, would make it more difficult to sell advertising time and space and could reduce our revenue.

      In addition, our results are subject to seasonal fluctuations, which typically result in fourth quarter broadcast operating income being greater than first, second and third quarter broadcast operating income. This seasonality is primarily attributable to increased expenditures by advertisers in anticipation of holiday season spending and an increase in viewership during this period. Furthermore, revenues from political advertising are significantly lower in odd-numbered years.

Restrictions under our existing senior secured credit facility limit our flexibility.

      Our existing senior secured credit facility prevents us from taking certain actions and requires us to meet certain tests. These limitations and tests include the following:

•	limitations on liens;

•	limitations on additional debt;

•	limitations on dividends and distributions;

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•	limitations on management and consulting fees;

•	limitations on stock repurchases;

•	limitations on transactions with affiliates;

•	limitations on guarantees;

•	limitations on asset sales;

•	limitations on sale-leaseback transactions;

•	limitations on acquisitions;

•	limitations on changes in our business;

•	limitations on mergers and other corporate reorganizations;

•	limitations on loans, investments and advances, including investments in joint ventures and foreign subsidiaries; and

•	financial ratio and condition tests.

      These restrictions and tests may prevent us from taking action that could increase the value of our securities, or may require actions that decrease the value of our securities. In addition, we may fail to meet the tests and thereby default under our senior secured credit facility. If we default on our obligations, creditors could require immediate payment of the obligations or foreclose on collateral. If this happens, we could be forced to sell assets or take other action that would reduce the value of our securities.

Servicing our debt will require a significant amount of cash, and our ability to generate sufficient cash depends on many factors, some of which are beyond our control.

      Our ability to service our debt depends on our ability to generate significant cash flow in the future. This, to some extent, is subject to general economic, financial, competitive, legislative and regulatory factors as well as other factors that are beyond our control. In addition, the ability to borrow funds under our senior secured credit facility in the future will depend on our meeting the financial covenants in that agreement. We cannot assure you that our business will generate cash flow from operations, or that future borrowings will be available to us under our senior secured credit facility or otherwise, in an amount sufficient to enable us to pay our debt or to fund other liquidity needs. If we are not able to generate sufficient cash flow to service our debt obligations, we may need to refinance or restructure our debt, sell assets, reduce or delay capital investments, or seek to raise additional capital. Additional debt or equity financing may not be available in sufficient amounts or on terms acceptable to us, or at all. If we are unable to implement one or more of these alternatives, we may not be able to service our debt obligations.

We must purchase non-network television programming in advance but cannot predict if a particular show will be popular enough to cover its cost.

      One of our most significant costs is non-network television programming. If a particular non-network program is not popular in relation to its costs, we may not be able to sell enough advertising time to cover the costs of the program. Since we purchase non-network programming content from others, we also have little control over the costs of such programming. We usually must purchase non-network programming several years in advance, and may have to commit to purchase more than one year’s worth of non-network programming. In addition, we may replace programs that are doing poorly before we have recaptured any significant portion of the costs we incurred, or fully expensed the costs for financial reporting purposes. Any of these factors could reduce our revenues or otherwise cause our costs to escalate relative to revenues.

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We may lose a large amount of television programming if a network terminates its affiliation with us or if contracts are renewed with lower or no compensation payments.

      Our business depends in large part on the success of our network affiliations. Each of our stations is affiliated with a major network pursuant to an affiliation agreement. Each affiliation agreement provides the affiliated station with the right to broadcast all programs transmitted by the network with which the station is affiliated. In exchange for every hour that a station elects to broadcast network programming, the network pays the station a specific network compensation fee, which varies with the time of day. For the 12 months ended March 31, 2002, this network compensation comprised 6% of our broadcasting revenue.

      The preliminary NBC affiliation agreements we recently entered into for WJHG, WITN and WEAU expire on December 31, 2011. The CBS affiliation agreements expire as follows: (1) WVLT, WKYT, WYMT and WCTV, on December 31, 2004; (2) WRDW, on March 31, 2005; and (3) KWTX, KBTX, KOLN, KGIN and KXII, on December 31, 2005.

      The CBS affiliation agreements for KWTX, KBTX and KXII were renegotiated during the fourth quarter of 2000 and the agreements were extended through December 31, 2005. As a result of these negotiations, network compensation for KWTX, KBTX and KXII is being phased out over 2001 and 2002. In addition, our new NBC affiliation agreement for WJHG does not provide for any network compensation payments by NBC after December 31, 2001. Furthermore, our recent extensions of the WITN and WEAU agreements through December 31, 2011 do not provide for any network compensation payments during the extended terms of those agreements, which begin after June 30, 2006 and December 31, 2005, respectively.

      As evidenced by these negotiations, we may not be able to enter into new affiliation agreements that provide us with as much compensation from the networks as our present agreements. In addition, if we do not enter into affiliation agreements to replace any expiring agreements, we may no longer be able to carry programming of the relevant network. This loss of programming would require us to obtain replacement programming, which may involve higher costs and which may not be as attractive to our target audiences.

      Furthermore, our concentration of CBS affiliates makes us sensitive to adverse changes in our business relationship with, and the general success of, CBS.

We operate in a highly competitive environment and competition from other media entities may cause our advertising sales to go down or our costs to go up.

      We face significant competitive pressures from the following:

Television Industry. Competition in the television industry exists on several levels: competition for audience; competition for programming, including news; and competition for advertisers. Additional factors that are material to a television station’s competitive position include signal coverage and assigned frequency.

Audience. Stations compete for audience based on program popularity, which has a direct effect on advertising rates. A substantial portion of the daily programming on each of our stations is supplied by the network affiliate. During those periods, the stations are totally dependent upon the performance of the network programs to attract viewers. There can be no assurance that this programming will achieve or maintain satisfactory viewership levels in the future. Non-network time periods are programmed by the station with a combination of self-produced news, public affairs and other entertainment programming, including news and syndicated programs purchased for cash, cash and barter, or barter only, and involve significant costs.

      In addition, the development of methods of television transmission of video programming other than over-the-air broadcasting and, in particular, cable television have significantly altered competition for audiences in the television industry. These other transmission methods can increase competition for a broadcasting station by bringing into its market distant broadcasting signals not otherwise available to the station’s audience and also by serving as a distribution system for non-broadcasting programming.

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Technological innovation and the resulting proliferation of programming alternatives, such as home entertainment systems, “wireless cable” services, satellite master antenna television systems, low power television stations, television translator stations, direct broadcast satellite, video distribution services, pay-per-view and the Internet, have fractionalized television viewing audiences and have subjected free over-the-air television broadcast stations to new types of competition.

Programming. Competition for programming involves negotiating with national program distributors or syndicators that sell first-run and rerun packages of programming. Each station competes against the broadcast station competitors in its market for exclusive access to off-network reruns, such as Seinfeld, and first-run product, such as Entertainment Tonight. Cable systems generally do not compete with local stations for programming, although various national cable networks from time to time have acquired programs that would have otherwise been offered to local television stations. Competition exists for exclusive news stories and features as well.

Advertising. Advertising rates are based upon the size of the market in which the station operates, a station’s overall ratings, a program’s popularity among the viewers that an advertiser wishes to attract, the number of advertisers competing for the available time, the demographic makeup of the market served by the station, the availability of alternative advertising media in the market area, aggressive and knowledgeable sales forces and the development of projects, features and programs that tie advertiser messages to programming. Advertising revenues comprise the primary source of revenues for our stations. Our stations compete for advertising revenues with other television stations in their respective markets. The stations also compete for advertising revenues with other media, such as newspapers, radio stations, magazines, outdoor advertising, transit advertising, yellow page directories, direct mail, Internet and local cable systems. Competition for advertising dollars in the broadcasting industry occurs primarily within individual markets.

Deregulation. Recent changes in law have also increased competition. The Telecommunications Act of 1996 created greater flexibility and removed some limits on station ownership. The prices for stations have risen as a result. Telephone, cable and some other content providers are also free to provide video services in competition with us. The FCC is actively reviewing its ownership rules and further deregulation could lead to industry consolidation that could pose new competitive challenges in the markets in which we operate.

Future Technology Under Development. Cable providers and direct broadcast satellite companies are developing new techniques that allow them to transmit more channels on their existing equipment. These so-called “video compression techniques” will reduce the cost of creating channels, and may lead to the division of the television industry into ever more specialized niche markets. Video compression is available to us as well, but competitors who target programming to such sharply defined markets may gain an advantage over us for television advertising revenues. Lowering the cost of creating channels may also encourage new competitors to enter our markets and compete with us for advertising revenue.

Newspaper Industry. Our newspapers compete for advertisers with a number of other media outlets, including magazines, Internet, radio and television, as well as other newspapers, which also compete for readers with our publications. One of our newspaper competitors is significantly larger than us and operates in two of our newspaper markets. New technological media for the delivery of news and information, such as the Internet, have fragmented historical newspaper audiences and subjected newspaper companies to new types of competition.

Paging Industry. The paging industry is highly competitive. Companies in the industry compete on the basis of price, coverage area offered to subscribers, available services offered in addition to basic numeric or tone paging, transmission quality, system reliability and customer service.

Our primary competitors include those paging companies that provide wireless service in the same geographic areas in which we operate. We experience competition from one or more competitors

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in all locations in which we operate. Some of our competitors have greater financial and other resources than we have.

Our paging services also compete with other wireless communications services such as cellular service. The typical customer uses paging as a low-cost wireless communications alternative either on a stand-alone basis or in conjunction with cellular services. However, future technological developments in the wireless communications industry and enhancements of current technology could create new products and services, such as personal communications services and mobile satellite services, which are competitive with the paging services we currently offer. Recent and proposed regulatory changes by the FCC are aimed at encouraging these technological developments and new services and promoting competition. There can be no assurance that our paging business would not be adversely affected by these technological developments or regulatory changes.

The phased introduction of digital television will increase our capital and operating costs and may expose us to increased competition.

      The FCC has adopted rules and regulations that require television stations to implement digital television service, including high definition, in the United States. Under current regulations, all commercial television stations in the United States must start broadcasting in digital format by May 1, 2002 and must abandon the present analog format by 2006, although the FCC may extend these dates. As of May 1, 2002, four of our stations were broadcasting in digital format. Our remaining nine stations have been granted six-month extensions to the May 2002 deadline. The extensions will need to be renewed if the stations are not broadcasting in digital format by the time they expire. The stations that do not begin broadcasting in digital format by their extended deadlines could be subject to fines. If the stations do not eventually begin broadcasting in digital format, the stations could lose their digital allocation and be required to cease broadcasting at the end of the transition period when the analog spectrum is reclaimed.

      There is considerable uncertainty about the final form of the FCC digital regulations. Even so, we believe that these new developments may have the following effects on us:

Signal quality issues. Certain industry tests have indicated that the digital standard mandated, currently is unable to provide for reliable reception of a DTV signal through a simple indoor antenna. It also appears likely that additional interference will occur to both analog and digital television stations as new digital television broadcast stations are constructed. We are unable to assess at this time the magnitude of such interference or the efficacy of possible remedies.

Because of this possible reception quality and coverage issue, we may be forced to rely on cable television or other alternative means of transmission to deliver our digital signals to all of the viewers we are able to reach with our current analog signals. While the FCC ruled that cable companies are required to carry the signals of digital-only television stations, the agency has tentatively concluded, subject to additional inquiry, that cable companies should not be required to carry both the analog and digital signals of stations during the transition period when stations will be broadcasting in both modes. If the FCC does not require this, cable customers in our broadcast markets may not receive our digital signal, which could negatively impact our stations.

Capital and operating costs. We will incur costs to replace equipment in our stations in order to provide digital television. Even with the flexible operating requirements, our stations will also incur increased utilities costs as a result of converting to digital operations. We cannot be certain we will be able to increase revenues to offset these additional costs.

Conversion and programming costs. We expect to incur approximately $31.4 million in costs, of which we have incurred approximately $11.1 million through March 31, 2002, to convert our stations from the current analog format to digital format. This $31.4 million amount includes a capital lease of approximately $2.5 million for tower facilities at WVLT-TV, our station in Knoxville, Tennessee. However, our aggregate costs may be higher than this estimate. We also may incur additional costs to obtain programming for the additional channels made available by digital technology. Increased

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revenues from the additional channels may not make up for the conversion costs and additional programming expenses. Also, multiple channels programmed by other stations could increase competition in our markets.

Certain directors and officers may be subject to potential conflicts.

      J. Mack Robinson, President, Chief Executive Officer and a director of Gray, is Chairman of the Board of Bull Run Corporation, our principal stockholder, “Bull Run,” and the beneficial owner of approximately 24.1% of Bull Run’s common stock. Robert S. Prather, Jr., Executive Vice President-Acquisitions and a director of Gray, is President, Chief Executive Officer and a director of Bull Run and the beneficial owner of approximately 8.8% of Bull Run’s common stock. Hilton H. Howell, Jr., Executive Vice President and a director of Gray, is Vice President, Secretary and a director of Bull Run. Mr. Howell also is the son-in-law of J. Mack Robinson and Harriett J. Robinson, both members of our Board of Directors. Accordingly, each of these individuals may be subject to conflicts of interest in connection with, for example, the negotiation of agreements or the provision of services between Gray and Bull Run. Each of these individuals has other duties and responsibilities with Bull Run, or other businesses, that may conflict with the time that might otherwise be devoted to his duties with us.

Bull Run and certain of our directors and executive officers hold substantial equity in us and may use this influence in ways that are not consistent with the interests of other security holders.

      Bull Run and the executive officers and directors mentioned above, and their affiliates, hold or have the right to vote in the aggregate approximately 49.9% in voting power of our currently outstanding common stock. Furthermore, if all options and warrants that are currently outstanding were exercised and all of their Series C was converted into class B common stock (although this conversion currently is not permitted under the terms of the Series C), their voting power would increase to approximately 56.7%. Accordingly, these persons may have substantial influence on us in ways that might not be consistent with the interests of other security holders. These persons may also have significant influence and control over the outcome of any matters submitted to our stockholders for approval.

Pending litigation could adversely affect our ownership interest in Tarzian.

      On December 3, 2001, we acquired 301,119 shares of the outstanding common stock of Tarzian from Bull Run for $10 million plus $3.2 million of related costs which had previously been capitalized. Bull Run had previously acquired these shares from the Estate of Mary Tarzian. Subsequent to Bull Run’s acquisition of these shares, Tarzian filed a complaint against Bull Run and the representative of the Estate claiming that Tarzian had a binding and enforceable contract to purchase these shares from the Estate prior to Bull Run’s acquisition. Tarzian requested judgment to enforce its alleged contract. Although the action has since been dismissed without prejudice against Bull Run, the litigation between Tarzian and the Estate is ongoing. If Tarzian were to prevail in that litigation, that could ultimately lead to litigation against us, which might involve a claim for rescission of the acquisition of the Tarzian shares from the Estate and/ or a claim for damages. The stock purchase agreement with the Estate provides that if a court of competent jurisdiction awards title to the Tarzian shares to a person or entity other than the purchaser, the purchase agreement will be rescinded. In that event, the Estate will be required to pay for our benefit, as successor in interest to the purchaser, the full $10 million purchase price, plus interest.

We may be unable to identify or integrate acquisitions successfully or on commercially acceptable terms.

      We have made a number of acquisitions and in the future may make additional acquisitions. We cannot assure you that we will be able to identify suitable acquisition candidates in the future. Even if we do identify suitable candidates, we cannot assure you that we will be able to make acquisitions on commercially acceptable terms. The failure to acquire suitable candidates, or the consummation of a future acquisition at a price or on other terms that prove to be unfavorable, could adversely affect our business and results of operations.

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      In order to integrate successfully these future acquisitions into our business, we will need to coordinate the management and administrative functions and sales, marketing and development efforts of each company. Combining companies presents a number of challenges, including integrating the management of companies that may have different approaches to sales and service, and the integration of a number of geographically separated facilities. In addition, integrating acquisitions requires substantial management time and attention, which may distract management from our day-to-day business, and could disrupt our ongoing business and increase our expenses. If we cannot successfully integrate our future acquisitions, our business and results of operations could be adversely affected.

      We may need to incur debt or issue equity securities to pay for any future acquisitions. However, debt or equity financing may not be available in sufficient amounts or on terms acceptable to us, or at all, and equity financing could be dilutive to our shareholders.

Our success depends on our senior management.

      Our success depends to a significant extent on the efforts of our senior management. As a result, if any of these individuals were to leave, we could face substantial difficulty in hiring qualified successors and could experience a loss in productivity while any successors gain the necessary experience.

A deficiency has been asserted by the Internal Revenue Service for 1996.

      In connection with an audit of our 1996 federal income tax return, the Internal Revenue Service has asserted a deficiency in income taxes of approximately $12.1 million, plus related interest and penalties. The asserted deficiency relates principally to our acquisition in 1996 of certain assets of First American Media, Inc. On January 18, 2002, we filed a petition in the United States Tax Court to contest this deficiency, and we believe that we have a meritorious position with respect to the issues related to the deficiency. We cannot be certain when, and if, this matter will be resolved in our favor, and if it is not, we could incur negative consequences in future years.

We have a material amount of intangible assets, and if we are required to write-down intangible assets to comply with new accounting standards, it would reduce our net income, which in turn could materially and adversely affect our results of operations and the trading prices of our common stock.

      Our intangible assets principally include FCC licenses, network affiliations and goodwill. In July 2001, the Financial Accounting Standards Board issued Statement No. 142, “Goodwill and Other Intangible Assets,” which generally is effective for us from January 1, 2002. The regulation requires, among other things, the discontinuance of the amortization of goodwill and FCC licenses and network affiliations, and the introduction of annual impairment testing in its place. In addition, the standard includes provisions for the reclassification under limited circumstances of certain existing recognized intangibles as goodwill, reassessment of the useful lives of existing recognized intangibles, reclassification of identifiable intangibles out of previously reported goodwill and the identification of reporting units for purposes of assessing potential future impairments of goodwill. The regulation also requires us to complete a transitional goodwill impairment test six months from the date of adoption. Compliance with these new accounting standards may reduce our net income in the future, which in turn could materially and adversely affect our results of operations and the trading prices of our common stock.

Because a significant portion of our assets are intangible, they may have little value upon a liquidation.

      Our assets consist primarily of intangible assets, including affiliation agreements with television networks such as NBC and CBS and FCC licenses, the value of which will depend significantly upon the success of our business and the financial prospects of the television broadcasting and paging industries in general. If we default on our indebtedness, or if we are liquidated, the value of these assets may not be sufficient to satisfy our obligations to our creditors and debtholders and to enable us to make any distributions to the holders of shares of our class B common stock.

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Our indebtedness could materially and adversely affect our business.

      We are highly leveraged and have significant fixed debt service obligations in addition to our operating expenses. Our indebtedness could have significant adverse effects on our business. For example, it could:

•	increase our vulnerability to general adverse economic and industry conditions or a downturn in our business;

•	reduce the availability of our cash flow to fund working capital, capital expenditures and other general business purposes;

•	limit our flexibility in planning for, or reacting to, changes in our industries, making us more vulnerable to economic downturns and limiting our ability to withstand competitive pressure;

•	place us at a competitive disadvantage compared to our competitors that have less debt; and

•	limit our ability to borrow additional funds.

      If our indebtedness affects our operations in these ways, our business, financial condition and results of operations could suffer. Furthermore, our senior secured credit facility and the indenture governing our 9.25% senior subordinated notes permit, and the indenture related to the debt securities that we may offer under the registration statement of which this prospectus constitutes a part may permit, us to incur substantial amounts of additional debt in specified circumstances. If we incur additional debt in the future, the related risks could intensify.

Covenant restrictions under our indentures may limit our ability to operate our business.

      The indenture governing our 9.25% notes contains, and the indenture related to the debt securities that we may offer under the registration statement of which this prospectus constitutes a part may contain, covenants that restrict our and our subsidiaries’ ability to finance future operations or capital needs or to engage in other business activities.

      In addition, the indenture governing our 9.25% notes restricts, and the indenture related to the debt securities that we may offer under the registration statement of which this prospectus constitutes a part may restrict, among other things, our ability and our subsidiary guarantors’ ability to:

•	incur additional indebtedness;

•	make specified restricted payments;

•	make specified asset sales;

•	incur liens;

•	engage in intra-company transactions, such as the payment of dividends and the making of loans or advances;

•	engage in transactions with affiliates;

•	issue and sell capital stock of our subsidiaries; and

•	engage in a merger, consolidation or sale of substantial assets.

      We cannot assure you that we will meet the covenants in the indentures or that the holders of our debt securities that are party to the indentures will waive any failure to meet these covenants. A breach of any of these covenants would result in a default under the indentures, and may in turn result in a default under our senior secured credit facility. If an event of default occurs under our senior secured credit facility and continues beyond any applicable cure period, the lenders could elect to declare all amounts outstanding thereunder, together with accrued interest, to be immediately due and payable. If our indebtedness were to be accelerated, there can be no assurance that we would be able to pay it. Such acceleration would have a material adverse effect on our financial condition.

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We may not be able to finance change of control payments required by our debt facilities.

      If we were to experience a change of control, the indenture related to our 9.25% notes would require us to offer to purchase all of our 9.25% notes then outstanding at 101% of their principal amount, plus accrued interest to the date of purchase. Any new debt securities that we may offer may subject us to a similar requirement. The purchase of our debt securities may require additional third-party financing and we cannot assure you that we would be able to obtain that financing on favorable terms or at all. Furthermore, similar change of control events will result in an event of default under our senior secured credit facility and could cause the acceleration of our debt under that facility. The inability to repay that debt, if accelerated, and to purchase all of the tendered notes in the event of a change of control, would constitute an event of default under the indenture governing the 9.25% notes.

      We may enter into transactions, including acquisitions, refinancings or recapitalizations, or highly leveraged transactions, that may result in an increase in our debt or otherwise affect our capital structure, harm our credit ratings or have a material adverse effect on holders of shares of our class B common stock.

Risks Related to Our Class B Common Stock

The price of our class B common stock has experienced substantial volatility and may continue to do so in the future.

      There has been significant volatility in the market prices for publicly traded shares of media companies, including ours.

      In 2001, the price of our class B common stock fluctuated from a high of $17.65 to a low of $9.60. In addition, for the first quarter of 2002, the price of our class B common stock fluctuated from a high of $14.50 to a low of $10.24. On May 17, 2002, our class B common stock closed at a price of $14.45 per share.

      The price of our class B common stock may not remain at or exceed current levels. The following factors may have an adverse impact on the market price of our class B common stock:

•	market conditions for media stocks;

•	market conditions generally;

•	governmental regulation;

•	communications legislation;

•	fluctuations in our operating results; or

•	announcements of technical or product developments by our competitors.

There can be no assurance as to the liquidity of our class B common stock.

      Currently our class B common stock is traded on the New York Stock Exchange. There can be no assurance as to the future liquidity of the market for our class B common stock.

Purchasers of our class B common stock may experience immediate and substantial dilution of their investment.

      The public offering price of our class B common stock may be substantially higher than its book value immediately after its offering. As a result, if you were to purchase shares of our class B common stock in the offering under such circumstances, you most likely would incur immediate and substantial dilution in the net tangible book value of the shares purchased from the public offering price.

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In the event of liquidation of our company, holders of our class B common stock rank junior to holders of our preferred stock and holders of our debt and therefore may not receive a distribution of assets.

      Our class B common stock ranks junior to our preferred stock and our debt as to dividends and distribution of assets upon liquidation. As a result, in the event of liquidation of our company, holders of our class B common stock would receive distributions only after distributions are made in full to holders of our preferred stock and our debt. There can be no assurance that we would have enough assets to make distributions to holders of our class B common stock in a liquidation.

Risks Related to Regulatory Matters

Federal regulation of the broadcasting industry limits our operating flexibility.

      The FCC regulates our business, just as it does all other companies in the broadcasting industry. We must ask the FCC’s approval whenever we need a new license, seek to renew or assign a license, purchase a new station or transfer the control of one of our subsidiaries that holds a license. Our FCC licenses are critical to our operations; our broadcasting segment cannot operate without them. We cannot be certain that the FCC will renew these licenses in the future or approve new acquisitions.

      Federal legislation and FCC rules have changed significantly in recent years and can be expected to continue to change. These changes may limit our ability to conduct our business in ways that we believe would be advantageous and therefore may affect our operating results.

      The FCC’s duopoly restrictions limit our ability to own and operate multiple television stations in the same market and our ability to own and operate a television station and newspaper in the same market.

      The FCC’s ownership rules generally prohibit us from owning or having “attributable interests” in television stations located in the same markets in which our stations are licensed. Accordingly, our ability to expand through acquisitions of additional stations in markets where we presently are operating is constrained by those rules. Under current FCC cross-ownership rules, we also are not allowed to own and operate a television station and a newspaper in the same market.

Our paging operations are subject to federal regulation.

      Our paging operations, which we acquired in September 1996, are subject to regulation by the FCC under the Communications Act of 1934. The FCC has granted us licenses to use the radio frequencies necessary to conduct our paging operations.

      The FCC paging licenses granted to us are for varying terms of up to 10 years, at the end of which renewal applications must be approved by the FCC. We hold various FCC radio licenses which are used in connection with our paging operations. Paging licenses will expire during calendar year 2009. Licensees in the paging services normally enjoy a license renewal expectancy and the vast majority of license renewal applications are granted in the normal course. We cannot be certain that any of our licenses will be free of competing applications or will be renewed by the FCC. Furthermore, the FCC has the authority to restrict the operations of licensed facilities or to revoke or modify licenses. We cannot be certain that our licenses will not be revoked or modified involuntarily in the future.

      Pursuant to Congressional mandate, the FCC has adopted rules regarding the award of license authorizations by competitive bidding. Pursuant to those rules, the FCC may award licenses for new or existing services by auction, as done with the 800 MHz band. The FCC began awarding geographic area and paging licenses by auction in February 2000. We cannot be certain that we will be able to procure additional spectrum or expand our existing paging network into new service areas, which would require us to make significant auction payments.

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INDUSTRY AND MARKET DATA

      In this prospectus and the documents incorporated by reference, we rely on and refer to information regarding market data obtained from internal surveys, market research, publicly available information and industry publications. Although we believe the information is reliable, we cannot guarantee the accuracy or completeness of the information and have not independently verified it.

FORWARD-LOOKING STATEMENTS

      This prospectus contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this prospectus, the words “believes,” “expects,” “anticipates,” “estimates” and similar words and expressions are generally intended to identify forward-looking statements. Statements that describe our future strategic plans, goals or objectives are also forward-looking statements. Readers of this prospectus are cautioned that any forward-looking statements, including those regarding the intent, belief or current expectations of our management or us, are not guarantees of future performance, results or events and involve risks and uncertainties, and that actual results and events may differ materially from those in the forward-looking statements as a result of various factors including, but not limited to:

•	the factors described in “Risk Factors” beginning on page of this prospectus;

•	general economic conditions in the markets in which we operate;

•	competitive pressures in the markets in which we operate;

•	the effect of future legislation or regulatory changes on our operations;

•	high debt levels; and

•	other factors described from time to time in our filings with the Securities and Exchange Commission.

      The forward-looking statements included in this prospectus are made only as of the date hereof. We undertake no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

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USE OF PROCEEDS

      We will not receive any proceeds from the sale by any selling security holder of our class B common stock.

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DESCRIPTION OF OUTSTANDING INDEBTEDNESS

Senior Secured Credit Facility

      We amended and restated our senior secured credit facility on September 25, 2001. The facility provides us with a $200 million term facility and a $50 million reducing revolving credit facility. In addition, the agreement provides us with the ability to access, through December 31, 2003, up to $100 million of incremental senior secured term loans upon the consent of the lenders.

      Under the revolving and term facilities, at our option, we can borrow funds at an interest rate equal to LIBOR plus a margin or at the lenders’ base rate plus a margin. The base rate will generally be equal to the lenders’ prime rate. Interest rates under the revolving facility are base rate plus a margin ranging from 0.25% to 1.75% or LIBOR plus a margin ranging from 1.5% to 3.0%. Interest rates under the term facility are base rate plus a margin ranging from 1.75% to 2.0% or LIBOR plus a margin ranging from 3.0% to 3.25%. Our applicable margin will be determined by our operating leverage ratio which is calculated quarterly. As of March 31, 2002, the interest rate for the revolving credit facility was the lenders’ base rate plus 1.75% or LIBOR plus 3.0% at our option. As of March 31, 2002, the interest rate for the term facility was the lenders’ base rate plus 2.0% or LIBOR plus 3.25% at our option.

      The lenders’ commitments for the revolving facility will reduce quarterly, as specified in the credit agreement, beginning March 31, 2004, and final repayment of any outstanding amounts under the revolving facility is due December 31, 2008. The term facility commences amortization in quarterly installments of $500,000 beginning March 31, 2003 through December 31, 2008, with the remaining outstanding balance payable in three equal quarterly installments beginning March 31, 2009. The final maturity date for any outstanding amounts under the term facility is September 30, 2009.

      The facilities are collateralized by substantially all of the assets, excluding real estate, of our subsidiaries and us. In addition, our subsidiaries are joint and several guarantors of the obligations and our ownership interests in our subsidiaries are pledged to collateralize the obligations. The agreement contains certain restrictive provisions which include, but are not limited to, requiring us to maintain certain financial ratios and limits upon our ability to incur additional indebtedness, make certain acquisitions or investments, sell assets and make other restricted payments.

      At March 31, 2002, the balance outstanding and the balance available under our senior secured credit facility were $212.5 million and $37.5 million, respectively, and the interest rate on the balance outstanding was 5.3%.

The 9.25% Notes

      On April 12, 2002, we filed with the Securities and Exchange Commission a registration statement on Form S-4, offering to exchange up to $180,000,000 in aggregate principal amount of our 9.25% notes for our existing notes. The terms of the 9.25% notes are substantially identical in all material respects to the terms of our existing notes, except that the 9.25% notes will be registered under the Securities Act and will be freely transferable.

      The 9.25% notes are our general unsecured obligations subordinated in right of payment to all of our existing and future senior indebtedness, including all of our obligations under our senior secured credit facility. The interest rate on the 9.25% notes is 9.25% per year (calculated using a 360-day year) payable on June 15 and December 15 of each year, beginning on June 15, 2002.

      The 9.25% notes are guaranteed, jointly and severally, fully and unconditionally, on a senior subordinated basis by each of the guarantors, which consist of all of our subsidiaries. The obligations of a guarantor under its guarantee of the notes are subordinated in right of payment, to the same extent as our obligations under the 9.25% notes, to all existing and future senior indebtedness of such guarantor, which includes any guarantee by it of our indebtedness under our senior secured credit facility.

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      The indenture governing the 9.25% notes contains certain covenants that, among other things, limit our ability to (1) transfer or issue shares of capital stock of subsidiaries to third parties, (2) pay dividends or make certain other payments, (3) incur additional indebtedness, (4) issue preferred stock, (5) incur liens to secure our indebtedness, (6) apply net proceeds from certain asset sales, (7) enter into certain transactions with affiliates or (8) merge with or into any other person.

      We may redeem:

•	all or part of the original principal amount of the 9.25% notes beginning on December 15, 2006, at various redemption prices, based on the year of redemption, plus accrued and unpaid interest;

•	up to 35% of the original principal amount of the 9.25% notes at any time prior to December 15, 2004 at a price of 109.250% of the principal amount of the 9.25% notes, plus accrued and unpaid interest, with the proceeds of certain public equity offerings of our company; and

•	all but not part of the 9.25% notes at any time prior to December 15, 2006 at a price equal to 100% of the principal amount of the 9.25% notes, plus accrued and unpaid interest, if any, to the date of redemption plus a make whole premium based upon the present value of the remaining payments on the 9.25% notes.

      Upon a change in control, defined as the acquisition by any persons of beneficial ownership of more than 35% of the voting power of the outstanding shares of our common stock, transfers of substantially all of our assets, certain substantial changes in our Board of Directors, certain consolidations or mergers of our company involving a significant change in shareholdings or the liquidation of our company, we will be required to make an offer to repurchase all of the outstanding 9.25% notes at 101% of their aggregate principal amount plus accrued and unpaid interest to the date of purchase. Under certain circumstances, we may not be required to make a such a change of control offer.

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SELLING SECURITY HOLDERS

      The following table sets forth certain information known to us with respect to the beneficial ownership of our class B common stock as of May 17, 2002 and the security holders who may sell their class B common stock pursuant to this prospectus, and who we refer to as the “selling security holders.”

      The shares offered by this prospectus may be offered for sale from time to time by the selling security holders. Because the selling security holders may offer all, some or none of the shares pursuant to this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any shares, except for a provision in our Articles of Amendment to our Articles of Incorporation that restricts certain of the selling security holders from converting their shares of Series C unless the issuance of such shares to such security holders has been approved by the requisite vote of our shareholders, or unless otherwise permitted by the New York Stock Exchange or the rules thereof, no estimate can be given as to the number of shares that will be held by the selling security holders after the completion of this offering. It is assumed that all the shares offered pursuant to this prospectus are sold, although the aforementioned security holders may not convert their Series C into class B common stock and offer those shares of class B common stock until such approval has been obtained or unless otherwise permitted by the New York Stock Exchange. No selling security holder has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates, except as noted.

      The second column lists, for each selling security holder, the number of shares of class B common stock held prior to May 17, 2002 plus the number of shares of class B common stock held based on the selling security holder’s ownership of Series C which is convertible into our class B common stock at the selling security holder’s option, including upon payment of PIK dividends, at any time or from time to time. The third column lists each selling security holder’s portion of the 3,000,000 shares of class B common stock being offered in this prospectus. The fourth and fifth columns assume the sale of all the shares offered in this prospectus by each selling security holder. Except as otherwise indicated, to our knowledge, the selling security holders have sole voting and investment power with respect to the shares of Series C owned by each selling security holder and the underlying shares of class B common stock, and will have sole voting and investment power at the time such shares are sold. The percentages shown in the table below are based upon 8,813,017 shares of class B common stock outstanding as of May 17, 2002 and 3,000,000 shares of class B common stock into which our Series C is convertible.

	Number of		Number of	Percentage
	Shares		Shares	Beneficial
	Beneficially	Shares	Beneficially	Ownership
	Owned Before	Being	Owned After	After
Selling Security Holder	this Offering(1)	Offered	this Offering(2)	this Offering

J. Mack Robinson(3)	119,950	27,000	92,950	*
Harriett J. Robinson(4)	73,400	40,500	32,900	*
Harriett J. Robinson
Trustee U\A 08-25-84
FBO Jill E. Robinson(5)	47,000	27,000	20,000	*
Harriett J. Robinson
Trustee U\A 08-25-84
FBO Robin M. Robinson(5)	47,000	27,000	20,000	*
Georgia Casualty and Surety Co.	137,250	131,250	6,000	*
Bankers Fidelity Life Insurance Co.	131,250	131,250	—	—
Delta Life Insurance Company	233,500	223,500	10,000	*
Delta Fire & Casualty Insurance Company	37,500	37,500	—	—
Teachers Insurance and Annuity Association of America	1,125,000	1,125,000	—	—

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	Number of		Number of	Percentage
	Shares		Shares	Beneficial
	Beneficially	Shares	Beneficially	Ownership
	Owned Before	Being	Owned After	After
Selling Security Holder	this Offering(1)	Offered	this Offering(2)	this Offering

Continental Casualty Company	412,500	412,500	—	—
American High-Income Trust	225,000	225,000	—	—
American Funds Insurance Series-High-Yield Bond Fund	225,000	225,000	—	—
The Gabelli Equity Income Fund(6)	75,000	75,000	—	—
The Gabelli Small Cap Growth Fund(6)	265,000	75,000	190,000	1.61
The Gabelli Global Multimedia Trust, Inc.(6)	175,000	75,000	100,000	*
The Gabelli Convertible Securities Fund, Inc.(6)	75,000	75,000	—	—
The Gabelli Equity Trust, Inc.(6)	92,500	67,500	25,000	*

*	Less than one percent

(1)	Pursuant to Rule 13d-3 of the Exchange Act, as used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the disposition of, a security and a person is deemed to have “beneficial ownership” of any security that the person has the right to acquire within 60 days.

(2)	Assumes the sale by the selling security holders of all shares registered hereby.

(3)	President and Chief Executive Officer of the Company since 1996. Chairman of the Executive Committee and a member of the Management Personnel Committee of the Company’s Board of Directors. Director of the Company since 1993. Husband of Harriett J. Robinson, a member of our Board of Directors. Father-in-law of Hilton H. Howell, Jr., Executive Vice President and a member of our Board of Directors. Shares beneficially owned by Mr. Robinson exclude options for 265,000 shares exercisable within 60 days. Mr. Robinson disclaims beneficial ownership of the following shares and options or warrants exercisable within 60 days: (a) options for 5,000 shares held by his wife; (b) 73,400 shares held by his wife; (c) 94,000 shares held by his wife as trustee for their children; (d) 11,750 shares held by Bull Run; (e) warrants for 100,000 shares held by Bull Run; (f) 137,250 shares held by Georgia Casualty and Surety Co.; (g) 131,250 shares held by Bankers Fidelity Life Insurance Co.; (h) 233,500 shares held by Delta Life Insurance Company; and (i) 37,500 shares held by Delta Fire & Casualty Insurance Company.

(4)	Director of the Company since 1997. Wife of J. Mack Robinson and mother-in-law of Hilton H. Howell, Jr. Shares beneficially owned by Mrs. Robinson exclude options for 5,000 shares exercisable within 60 days. Mrs. Robinson disclaims beneficial ownership of the following shares included in the number of beneficial shares owned before this offering: (a) options for 265,000 shares held by her husband; (b) 119,950 shares held by her husband; (c) 94,000 shares held by her as trustee for their children; (d) 11,750 shares held by Bull Run; (e) warrants for 100,000 shares held by Bull Run; (f) 137,250 shares held by Georgia Casualty and Surety Co.; (g) 131,250 shares held by Bankers Fidelity Life Insurance Co.; (h) 233,500 shares held by Delta Life Insurance Company; and (i) 37,500 shares held by Delta Fire & Casualty Insurance Company.

(5)	Trusts for the benefit of Jill E. Robinson and Robin M. Robinson, both daughters of J. Mack Robinson and Harriett J. Robinson.

(6)	Each Gabelli fund listed herein disclaims beneficial ownership of the shares owned by each other Gabelli fund listed herein and also disclaims beneficial ownership of class B common stock owned by the following affiliates of the Gabelli funds: (a) 497,833 shares owned by other Gabelli funds not listed herein; (b) 1,570,791 shares owned by GAMCO; (c) 11,000 shares owned by GPP; (d) 44,100 shares owned by GIL; (e) 16,340 shares owned by GSI; (f) 277 shares owned by Gemini; and (g) 29,000 shares owned by Gabelli Advisors.

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DESCRIPTION OF CAPITAL STOCK

      We are authorized to issue 50,000,000 shares of all classes of stock, of which, 15,000,000 shares are designated class A common stock, 15,000,000 shares are designated class B common stock, and 20,000,000 shares are designated preferred stock for which our Board of Directors has the authority to determine the rights, powers, limitations and restrictions.

Terms of Our Common Stock

      As of May 17, 2002, 6,848,467 shares of class A common stock were issued and outstanding and 8,813,017 shares of class B common stock were issued and outstanding. The rights of our class A and class B common stock are identical, except that our class A common stock entitles the holder to ten votes on all matters on which shareholders are permitted to vote and our class B common stock entitles the holder to one vote on all matters on which shareholders are permitted to vote. The holders of our common stock are entitled to dividends when, as and if declared by our board of directors out of funds legally available therefor and, upon liquidation, to a pro rata share in any distribution to shareholders. Our common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock. All outstanding shares of our class A and class B common stock are fully paid and nonassessable.

Terms of Our Preferred Stock

      As of May 17, 2002, 4,000 shares of Series C were issued and outstanding. The following is a description of our Series C:

•	Our Series C is preferred stock and ranks senior to our class A and class B common stock as to payment of dividends and distribution of assets upon liquidation.

•	Our Series C has a liquidation value equal to $10,000 per share plus accrued and unpaid dividends to the date of final distribution. There are no sinking fund provisions applicable to our Series C.

•	Our Series C has a cumulative annual dividend of $800 per share, and beginning on April 22, 2009, $850 per share, payable, at our option, in cash or in additional shares of Series C on a quarterly basis beginning on June 30, 2002.

•	Our Series C is convertible, at the option of the holder, into shares of our class B common stock at an initial conversion price of $14.39 per share, subject to certain adjustments, except that our affiliates may not convert their shares of Series C unless and until the issuance of the Series C to them has been approved by our shareholders or otherwise permitted by the New York Stock Exchange.

•	Our Series C is redeemable, in whole or in part, at our option, on or after April 22, 2007, at a redemption price equal to $10,000 per share plus accrued and unpaid dividends. We must redeem all of the then outstanding shares of Series C on April 22, 2012 at a redemption price equal to $10,000 per share plus accrued and unpaid dividends.

•	Holders of our Series C will not have any voting rights except as set forth below or as otherwise required by law. Holders of our Series C: (1) will be entitled to elect two additional directors of our company in the event that dividends on our Series C are in arrears in an amount equal to at least six quarterly dividends and (2) have approval rights over (A) the authorization or issuance of any shares of, or the reclassification of any shares of our capital stock into shares of, our capital stock ranking senior to our Series C, (B) the authorization or issuance of any additional shares of Series C and (C) any amendment of our Restated Articles of Incorporation that adversely affects the powers, preferences or special rights of our Series C.

22

Transfer Agent and Registrar

      The transfer agent and registrar for our common stock is Mellon Investor Services LLC. It is located at One Mellon Bank Center, 500 Grant Street, Room 2122, Pittsburgh, PA 15258-0001 and its telephone number is (412) 236-8172.

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PLAN OF DISTRIBUTION

      The shares covered by this prospectus may be offered and sold from time to time by the selling security holders. For the purposes of this plan of distribution, the term “selling security holders” includes donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from a selling security holder as a gift, pledge, partnership distribution or other non-sale related transfer. The selling security holders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling security holders may sell their shares by one or more of, or a combination of, the following methods:

•	directly by the selling security holders to one or more purchasers;

•	through underwriters, broker-dealers or agents;

•	in one or more transactions at fixed prices (which may be changed), at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices;

•	in option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus;

•	in hedging transactions with broker-dealers who may engage in short sales of shares in the course of hedging the positions they assume with the selling security holders; or

•	in the following additional transactions (which may involve crosses or block transactions):

•	on any national securities exchange or U.S. inter-dealer quotation system of a registered national securities association on which the shares may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on such exchanges or services or in over-the-counter market;

•	through the writing of options, whether the options are listed on an option exchange or otherwise; or

•	through the settlement of short sales.

      In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

      To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares or otherwise, the selling security holders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the class B common stock in the course of hedging the positions they assume with selling security holders. The selling security holders may also sell the class B common stock short and redeliver the shares to close out such short positions. The selling security holders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling security holders may also pledge or grant a security interest in shares and, upon a default in the performance of the secured obligation, such pledgee or secured party may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).

      In effecting sales, broker-dealers or agents engaged by the selling security holders may arrange for other broker-dealers to participate. Broker-dealers, underwriters or agents may receive commissions, discounts or concessions from the selling security holders and/or purchasers of the shares for whom they may act as agents.

24

      In offering the shares covered by this prospectus, the selling security holders and any broker-dealers, underwriters or agents who execute sales for the selling security holders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the selling security holders and the compensation of any broker-dealer, underwriter or agent may be deemed to be underwriting discounts and commissions. Neither we nor any selling security holder can presently estimate the amount of such compensation. We know of no existing arrangements between any selling security holder and any other selling security holder, underwriter, broker-dealer or other agent relating to the sale or distribution of the shares. No underwriter, broker-dealer or agent has been engaged by us in connection with the distribution of the shares.

      In order to comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

      We have advised the selling security holders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling security holders and their affiliates. We will make copies of this prospectus available to the selling security holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act, which may include delivery through the facilities of the New York Stock Exchange pursuant to Rule 153 under the Securities Act. The selling security holders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

      At the time a particular offer of shares is made, if required, a prospectus supplement will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

      We have agreed to indemnify the selling security holders against certain liabilities, including certain liabilities under the Securities Act. We will be indemnified by the selling security holders severally against certain liabilities, including certain liabilities under the Securities Act.

      We have agreed with the selling security holders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of April 22, 2004 and the date as of which there are no longer in existence any registrable securities under the registration rights agreement that we entered into with the selling security holders.

      The selling security holders will pay any underwriting discounts and commissions and brokerage fees incurred by the selling security holders in disposing of the shares, as well as all transfer taxes and other similar expenses. We will bear some of the legal expenses incurred by the selling security holders and all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including all registration and filing fees, New York Stock Exchange listing fees and fees and expenses of our counsel and our accountants.

LEGAL MATTERS

      Proskauer Rose LLP, New York, New York, and Troutman Sanders, LLP, Atlanta, Georgia, will pass on the validity of the issuance of the securities offered in this prospectus.

INDEPENDENT ACCOUNTANTS

      The consolidated financial statements and schedule of Gray Communications Systems, Inc. incorporated by reference in this prospectus and registration statement have been audited by Ernst & Young LLP, independent auditors, to the extent indicated in their reports thereon also incorporated by

25

reference herein and in the registration statement. Such consolidated financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

      The consolidated financial statements of Gray Communications Systems, Inc. as of December 31, 2001, and for the year then ended, and as of March 31, 2002, and for the quarter then ended, incorporated into this prospectus, respectively, by reference to the Gray Communications Systems, Inc. Annual Report on Form 10-K for the year ended December 31, 2001, and Quarterly Report on Form 10-Q for the quarter ended March 31, 2002, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

      We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file at the SEC’s public reference rooms at 450 Fifth Street, N.W., Washington, D.C., 20549 and also at its locations in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public at the SEC’s web site at http://www.sec.gov. Our class A common stock and class B common stock are listed on the New York Stock Exchange. Our reports, proxy statements and other information can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

INCORPORATION BY REFERENCE

      The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference our Annual Report on Form 10-K for the fiscal year ended December 31, 2001, our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2002 and any future filings that we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934. You may request a copy of those filings, at no cost, by writing or telephoning us at the following:

Gray Communications Systems, Inc.

4370 Peachtree Road, NE
Atlanta, Georgia 30319
Attention: James C. Ryan
Telephone: (404) 504-9828

      This prospectus is part of a registration statement we filed with the SEC. You should rely on only the information or representations provided in this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

26

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.     Other Expenses of Issuance and Distribution.

      An estimate (other than the SEC registration fee) of the fees and expenses of issuance and distribution (other than discounts and commissions) of the common stock offered hereby (all of which will be paid by Gray Communications Systems, Inc., the “registrant”) is as follows:

SEC registration fee	$
New York Stock Exchange listing fee
Trustee’s fees and expenses
Legal fees and expenses
Accounting fees and expenses
Printing Costs
Miscellaneous expenses
Total	$

Item 15.     Indemnification of Directors and Officers.

      Sections 14-2-851 and 14-2-857 of the Georgia Business Corporation Code (the “GBCC”) permit, in general, a Georgia corporation to indemnify any person made, or threatened to be made, a party to an action or proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, against any judgment, fines, amounts paid in settlement and expenses, including attorney’s fees actually and reasonably incurred as a result of such action or proceeding, or any appeal therein, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, in criminal actions or proceedings, had no reasonable cause to believe that his or her conduct was unlawful, provided that a corporation may not indemnify a person in any action brought by or in the right of the corporation. Sections 14-2-853 and 14-2-857 of the GBCC permit the corporation to pay in advance of a final disposition of such action or proceeding the expenses incurred in defending such action or proceeding upon receipt, in the case of a director or officer, of a written affirmation of his or her good faith belief that he or she has met the standard of conduct required by Section 14-2-851 and of an undertaking by or on behalf of the director or officer to repay such amount as, and to the extent, required by statute.

      The certificate of incorporation of the registrant provides that the registrant shall indemnify, to the fullest extent permitted by the GBCC, all directors from and against any and all of the expenses, liabilities or other matters referred to in, or covered by, the GBCC; provided, however, that to the extent required by the GBCC, the registrant shall not eliminate or limit the liability of a director (1) for any appropriation, in violation of his or her duties, of any business opportunity of the registrant, (2) for acts or omissions which involve intentional misconduct or a knowing violation of law, (3) for types of liability set forth in Section 14-2-832 of the GBCC, or (4) for any transaction from which the director derived an improper personal benefit.

Item 16.     Exhibits.

      The following is a list of all the exhibits filed herewith, incorporated by reference as part of the registration statement or to be filed by amendment as noted.

Exhibit
Number

Description

3.1		—	Restated Articles of Incorporation of Gray Communications Systems, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 10-K for the year ended December 31, 1996)
3.2		—	Articles of Amendment to the Articles of Incorporation of Gray Communications Systems, Inc. dated April 15, 2002
3.3		—	By-Laws of Gray Communications Systems, Inc., as amended (incorporated by reference to Exhibit 3.2 to the Registrant’s Form 10-K for the year ended December 31, 1996)
3.4		—	Amendment of the By-Laws of Gray Communications Systems, Inc. dated January 6, 1999 (incorporated by reference to Exhibit 3.3 to the Registrant’s Form 10-K for the year ended December 31, 1998)
4.1		—	Registration Rights Agreement, dated April 22, 2002, by and among Gray Communications Systems, Inc. and each of the investors in the Series C convertible preferred stock
4.2		—	Preferred Stock Purchase Agreement, dated April 22, 2002, by and among Gray Communications Systems, Inc. and certain of the investors in the Series C convertible preferred stock
4.3		—	Exchange Agreement, dated April 22, 2002, among Gray Communications Systems, Inc. and certain of the investors in the Series C convertible preferred stock
4.4		—	Form of Indenture for Senior Debt Securities to be entered into between Gray and a Trustee to be named
4.5		—	Form of Indenture for Subordinated Debt Securities to be entered into between Gray and a Trustee to be named
5.1	*	—	Opinion of Proskauer Rose LLP
5.2	*	—	Opinion of Troutman Sanders LLP
12.1		—	Statement Regarding Computation of Ratios
23.1		—	Consent of PricewaterhouseCoopers LLP
23.2		—	Consent of Ernst & Young LLP
23.3	*	—	Consent of Proskauer Rose LLP (incorporated by reference to Exhibit 5.1)
23.4	*	—	Consent of Troutman Sanders LLP (incorporated by reference to Exhibit 5.2)
24.1		—	Power of Attorney (included in Signature Page)

*	To be filed by amendment.

Item 17.     Undertakings.

      The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that (i) and (ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by (i) and (ii) is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURE OF REGISTRANT

      Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on May 20, 2002.

GRAY COMMUNICATIONS SYSTEMS, INC.
(registrant)

By:	/s/ J. MACK ROBINSON

J. Mack Robinson
President and Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on May 20, 2002. Each of the undersigned officers and directors of the Registrant hereby constitutes J. Mack Robinson, Robert S. Prather, Jr. and James C. Ryan, any of whom may act, his or her true and lawful attorneys-in-fact with full power to sign for him or her and in his or her name in the capacities indicated below and to file any and all amendments to the Registration Statement filed herewith, making such changes in the Registration Statement as the Registrant deems appropriate, and generally to do all such things in his or her name and behalf in his or her capacity as an officer and/or director to enable the Registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title

/s/ J. MACK ROBINSON J. Mack Robinson	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ JAMES C. RYAN James C. Ryan	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ ROBERT S. PRATHER, JR. Robert S. Prather, Jr.	Director

/s/ HILTON H. HOWELL, JR. Hilton H. Howell, Jr.	Director

/s/ WILLIAM E. MAYHER, III William E. Mayher, III	Director

/s/ RICHARD L. BOGER Richard L. Boger	Director

Signature	Title

/s/ RAY M. DEAVER Ray M. Deaver	Director

/s/ HOWELL W. NEWTON Howell W. Newton	Director

/s/ HUGH NORTON Hugh Norton	Director

/s/ HARRIETT J. ROBINSON Harriett J. Robinson	Director

SIGNATURE OF REGISTRANT

      Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on May 20, 2002.

THE ALBANY HERALD PUBLISHING COMPANY, INC.
(registrant)

By:	/s/ J. MACK ROBINSON

J. Mack Robinson
Chairman of the Board
(Principal Executive Officer)

POWER OF ATTORNEY

      Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on May 20, 2002. Each of the undersigned officers and directors of the registrant hereby constitutes J. Mack Robinson, Robert S. Prather, Jr. and James C. Ryan, any of whom may act, his or her true and lawful attorneys-in-fact with full power to sign for him or her and in his or her name in the capacities indicated below and to file any and all amendments to the registration statement filed herewith, making such changes in the registration statement as the registrant deems appropriate, and generally to do all such things in his or her name and behalf in his or her capacity as an officer and/or director to enable the registrant to comply with the provisions of the Securities Act and all requirements of the Securities and Exchange Commission.

Signature	Title

/s/ J. MACK ROBINSON J. Mack Robinson	Chairman of the Board (Principal Executive Officer)

/s/ JAMES C. RYAN James C. Ryan	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ ROBERT S. PRATHER, JR. Robert S. Prather, Jr.	Director

/s/ HILTON H. HOWELL, JR. Hilton H. Howell, Jr.	Director

/s/ WILLIAM E. MAYHER, III William E. Mayher, III	Director

/s/ RICHARD L. BOGER Richard L. Boger	Director

Signature	Title

/s/ RAY M. DEAVER Ray M. Deaver	Director

/s/ HOWELL W. NEWTON Howell W. Newton	Director

/s/ HUGH NORTON Hugh Norton	Director

/s/ HARRIETT J. ROBINSON Harriett J. Robinson	Director

SIGNATURE OF REGISTRANT

      Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on May 20, 2002.

POST CITIZEN MEDIA, INC.
(registrant)

By:	/s/ J. MACK ROBINSON

J. Mack Robinson
Chairman of the Board
(Principal Executive Officer)

POWER OF ATTORNEY

      Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on May 20, 2002. Each of the undersigned officers and directors of the registrant hereby constitutes J. Mack Robinson, Robert S. Prather, Jr. and James C. Ryan, any of whom may act, his or her true and lawful attorneys-in-fact with full power to sign for him or her and in his or her name in the capacities indicated below and to file any and all amendments to the registration statement filed herewith, making such changes in the registration statement as the registrant deems appropriate, and generally to do all such things in his or her name and behalf in his or her capacity as an officer and/or director to enable the registrant to comply with the provisions of the Securities Act and all requirements of the Securities and Exchange Commission.

Signature	Title

/s/ J. MACK ROBINSON J. Mack Robinson	Chairman of the Board (Principal Executive Officer)

/s/ JAMES C. RYAN James C. Ryan	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ ROBERT S. PRATHER, JR. Robert S. Prather, Jr.	Director

/s/ HILTON H. HOWELL, JR. Hilton H. Howell, Jr.	Director

/s/ WILLIAM E. MAYHER, III William E. Mayher, III	Director

/s/ RICHARD L. BOGER Richard L. Boger	Director

Signature	Title

/s/ RAY M. DEAVER Ray M. Deaver	Director

/s/ HOWELL W. NEWTON Howell W. Newton	Director

/s/ HUGH NORTON Hugh Norton	Director

/s/ HARRIETT J. ROBINSON Harriett J. Robinson	Director

SIGNATURE OF REGISTRANT

      Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on May 20, 2002.

GRAY COMMUNICATIONS OF INDIANA, INC.
(registrant)

By:	/s/ J. MACK ROBINSON

J. Mack Robinson
Chairman of the Board
(Principal Executive Officer)

POWER OF ATTORNEY

      Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on May 20, 2002. Each of the undersigned officers and directors of the registrant hereby constitutes J. Mack Robinson, Robert S. Prather, Jr. and James C. Ryan, any of whom may act, his or her true and lawful attorneys-in-fact with full power to sign for him or her and in his or her name in the capacities indicated below and to file any and all amendments to the registration statement filed herewith, making such changes in the registration statement as the registrant deems appropriate, and generally to do all such things in his or her name and behalf in his or her capacity as an officer and/or director to enable the registrant to comply with the provisions of the Securities Act and all requirements of the Securities and Exchange Commission.

Signature	Title

/s/ J. MACK ROBINSON J. Mack Robinson	Chairman of the Board (Principal Executive Officer)

/s/ JAMES C. RYAN James C. Ryan	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ ROBERT S. PRATHER, JR. Robert S. Prather, Jr.	Director

/s/ HILTON H. HOWELL, JR. Hilton H. Howell, Jr.	Director

/s/ WILLIAM E. MAYHER, III William E. Mayher, III	Director

/s/ RICHARD L. BOGER Richard L. Boger	Director

Signature	Title

/s/ RAY M. DEAVER Ray M. Deaver	Director

/s/ HOWELL W. NEWTON Howell W. Newton	Director

/s/ HUGH NORTON Hugh Norton	Director

/s/ HARRIETT J. ROBINSON Harriett J. Robinson	Director

SIGNATURE OF REGISTRANT

      Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on May 20, 2002.

WEAU-TV, INC.
(registrant)

By:	/s/ J. MACK ROBINSON

J. Mack Robinson
Chairman of the Board
(Principal Executive Officer)

POWER OF ATTORNEY

      Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on May 20, 2002. Each of the undersigned officers and directors of the registrant hereby constitutes J. Mack Robinson, Robert S. Prather, Jr. and James C. Ryan, any of whom may act, his or her true and lawful attorneys-in-fact with full power to sign for him or her and in his or her name in the capacities indicated below and to file any and all amendments to the registration statement filed herewith, making such changes in the registration statement as the registrant deems appropriate, and generally to do all such things in his or her name and behalf in his or her capacity as an officer and/or director to enable the registrant to comply with the provisions of the Securities Act and all requirements of the Securities and Exchange Commission.

Signature	Title

/s/ J. MACK ROBINSON J. Mack Robinson	Chairman of the Board (Principal Executive Officer)

/s/ JAMES C. RYAN James C. Ryan	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ ROBERT S. PRATHER, JR. Robert S. Prather, Jr.	Director

/s/ HILTON H. HOWELL, JR. Hilton H. Howell, Jr.	Director

/s/ WILLIAM E. MAYHER, III William E. Mayher, III	Director

/s/ RICHARD L. BOGER Richard L. Boger	Director

Signature	Title

/s/ RAY M. DEAVER Ray M. Deaver	Director

/s/ HOWELL W. NEWTON Howell W. Newton	Director

/s/ HUGH NORTON Hugh Norton	Director

/s/ HARRIETT J. ROBINSON Harriett J. Robinson	Director

SIGNATURE OF REGISTRANT

      Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on May 20, 2002.

WVLT-TV, INC.
(registrant)

By:	/s/ J. MACK ROBINSON

J. Mack Robinson
Chairman of the Board
(Principal Executive Officer)

POWER OF ATTORNEY

      Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on May 20, 2002. Each of the undersigned officers and directors of the registrant hereby constitutes J. Mack Robinson, Robert S. Prather, Jr. and James C. Ryan, any of whom may act, his or her true and lawful attorneys-in-fact with full power to sign for him or her and in his or her name in the capacities indicated below and to file any and all amendments to the registration statement filed herewith, making such changes in the registration statement as the registrant deems appropriate, and generally to do all such things in his or her name and behalf in his or her capacity as an officer and/or director to enable the registrant to comply with the provisions of the Securities Act and all requirements of the Securities and Exchange Commission.

Signature	Title

/s/ J. MACK ROBINSON J. Mack Robinson	Chairman of the Board (Principal Executive Officer)

/s/ JAMES C. RYAN James C. Ryan	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ ROBERT S. PRATHER, JR. Robert S. Prather, Jr.	Director

/s/ HILTON H. HOWELL, JR. Hilton H. Howell, Jr.	Director

/s/ WILLIAM E. MAYHER, III William E. Mayher, III	Director

/s/ RICHARD L. BOGER Richard L. Boger	Director

Signature	Title

/s/ RAY M. DEAVER Ray M. Deaver	Director

/s/ HOWELL W. NEWTON Howell W. Newton	Director

/s/ HUGH NORTON Hugh Norton	Director

/s/ HARRIETT J. ROBINSON Harriett J. Robinson	Director

SIGNATURE OF REGISTRANT

      Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on May 20, 2002.

WRDW-TV, INC.
(registrant)

By:	/s/ J. MACK ROBINSON

J. Mack Robinson
Chairman of the Board
(Principal Executive Officer)

POWER OF ATTORNEY

      Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on May 20, 2002. Each of the undersigned officers and directors of the registrant hereby constitutes J. Mack Robinson, Robert S. Prather, Jr. and James C. Ryan, any of whom may act, his or her true and lawful attorneys-in-fact with full power to sign for him or her and in his or her name in the capacities indicated below and to file any and all amendments to the registration statement filed herewith, making such changes in the registration statement as the registrant deems appropriate, and generally to do all such things in his or her name and behalf in his or her capacity as an officer and/or director to enable the registrant to comply with the provisions of the Securities Act and all requirements of the Securities and Exchange Commission.

Signature	Title

/s/ J. MACK ROBINSON J. Mack Robinson	Chairman of the Board (Principal Executive Officer)

/s/ JAMES C. RYAN James C. Ryan	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ ROBERT S. PRATHER, JR. Robert S. Prather, Jr.	Director

/s/ HILTON H. HOWELL, JR. Hilton H. Howell, Jr.	Director

/s/ WILLIAM E. MAYHER, III William E. Mayher, III	Director

/s/ RICHARD L. BOGER Richard L. Boger	Director

Signature	Title

/s/ RAY M. DEAVER Ray M. Deaver	Director

/s/ HOWELL W. NEWTON Howell W. Newton	Director

/s/ HUGH NORTON Hugh Norton	Director

/s/ HARRIETT J. ROBINSON Harriett J. Robinson	Director

SIGNATURE OF REGISTRANT

      Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on May 20, 2002.

WITN-TV, INC.
(registrant)

By:	/s/ J. MACK ROBINSON

J. Mack Robinson
Chairman of the Board
(Principal Executive Officer)

POWER OF ATTORNEY

      Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on May 20, 2002. Each of the undersigned officers and directors of the registrant hereby constitutes J. Mack Robinson, Robert S. Prather, Jr. and James C. Ryan, any of whom may act, his or her true and lawful attorneys-in-fact with full power to sign for him or her and in his or her name in the capacities indicated below and to file any and all amendments to the registration statement filed herewith, making such changes in the registration statement as the registrant deems appropriate, and generally to do all such things in his or her name and behalf in his or her capacity as an officer and/or director to enable the registrant to comply with the provisions of the Securities Act and all requirements of the Securities and Exchange Commission.

Signature	Title

/s/ J. MACK ROBINSON J. Mack Robinson	Chairman of the Board (Principal Executive Officer)

/s/ JAMES C. RYAN James C. Ryan	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ ROBERT S. PRATHER, JR. Robert S. Prather, Jr.	Director

/s/ HILTON H. HOWELL, JR. Hilton H. Howell, Jr.	Director

/s/ WILLIAM E. MAYHER, III William E. Mayher, III	Director

/s/ RICHARD L. BOGER Richard L. Boger	Director

Signature	Title

/s/ RAY M. DEAVER Ray M. Deaver	Director

/s/ HOWELL W. NEWTON Howell W. Newton	Director

/s/ HUGH NORTON Hugh Norton	Director

/s/ HARRIETT J. ROBINSON Harriett J. Robinson	Director

SIGNATURE OF REGISTRANT

      Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on May 20, 2002.

GRAY KENTUCKY TELEVISION, INC.
(registrant)

By:	/s/ J. MACK ROBINSON

J. Mack Robinson
Chairman of the Board
(Principal Executive Officer)

POWER OF ATTORNEY

      Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on May 20, 2002. Each of the undersigned officers and directors of the registrant hereby constitutes J. Mack Robinson, Robert S. Prather, Jr. and James C. Ryan, any of whom may act, his or her true and lawful attorneys-in-fact with full power to sign for him or her and in his or her name in the capacities indicated below and to file any and all amendments to the registration statement filed herewith, making such changes in the registration statement as the registrant deems appropriate, and generally to do all such things in his or her name and behalf in his or her capacity as an officer and/or director to enable the registrant to comply with the provisions of the Securities Act and all requirements of the Securities and Exchange Commission.

Signature	Title

/s/ J. MACK ROBINSON J. Mack Robinson	Chairman of the Board (Principal Executive Officer)

/s/ JAMES C. RYAN James C. Ryan	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ ROBERT S. PRATHER, JR. Robert S. Prather, Jr.	Director

/s/ HILTON H. HOWELL, JR. Hilton H. Howell, Jr.	Director

/s/ WILLIAM E. MAYHER, III William E. Mayher, III	Director

/s/ RICHARD L. BOGER Richard L. Boger	Director

Signature	Title

/s/ RAY M. DEAVER Ray M. Deaver	Director

/s/ HOWELL W. NEWTON Howell W. Newton	Director

/s/ HUGH NORTON Hugh Norton	Director

/s/ HARRIETT J. ROBINSON Harriett J. Robinson	Director

SIGNATURE OF REGISTRANT

      Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on May 20, 2002.

GRAY COMMUNICATIONS OF TEXAS, INC.
(registrant)

By:	/s/ J. MACK ROBINSON

J. Mack Robinson
Chairman of the Board
(Principal Executive Officer)

POWER OF ATTORNEY

      Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on May 20, 2002. Each of the undersigned officers and directors of the registrant hereby constitutes J. Mack Robinson, Robert S. Prather, Jr. and James C. Ryan, any of whom may act, his or her true and lawful attorneys-in-fact with full power to sign for him or her and in his or her name in the capacities indicated below and to file any and all amendments to the registration statement filed herewith, making such changes in the registration statement as the registrant deems appropriate, and generally to do all such things in his or her name and behalf in his or her capacity as an officer and/or director to enable the registrant to comply with the provisions of the Securities Act and all requirements of the Securities and Exchange Commission.

Signature	Title

/s/ J. MACK ROBINSON J. Mack Robinson	Chairman of the Board (Principal Executive Officer)

/s/ JAMES C. RYAN James C. Ryan	Vice President and Chief Financial Officer Principal Financial and Accounting Officer)

/s/ ROBERT S. PRATHER, JR. Robert S. Prather, Jr.	Director

/s/ HILTON H. HOWELL, JR. Hilton H. Howell, Jr.	Director

/s/ WILLIAM E. MAYHER, III William E. Mayher, III	Director

/s/ RICHARD L. BOGER Richard L. Boger	Director

Signature	Title

/s/ RAY M. DEAVER Ray M. Deaver	Director

/s/ HOWELL W. NEWTON Howell W. Newton	Director

/s/ HUGH NORTON Hugh Norton	Director

/s/ HARRIETT J. ROBINSON Harriett J. Robinson	Director

SIGNATURE OF REGISTRANT

      Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on May 20, 2002.

GRAY COMMUNICATIONS OF TEXAS — SHERMAN, INC.
(registrant)

By:	/s/ J. MACK ROBINSON

J. Mack Robinson
Chairman of the Board
(Principal Executive Officer)

POWER OF ATTORNEY

      Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on May 20, 2002. Each of the undersigned officers and directors of the registrant hereby constitutes J. Mack Robinson, Robert S. Prather, Jr. and James C. Ryan, any of whom may act, his or her true and lawful attorneys-in-fact with full power to sign for him or her and in his or her name in the capacities indicated below and to file any and all amendments to the registration statement filed herewith, making such changes in the registration statement as the registrant deems appropriate, and generally to do all such things in his or her name and behalf in his or her capacity as an officer and/or director to enable the registrant to comply with the provisions of the Securities Act and all requirements of the Securities and Exchange Commission.

Signature	Title

/s/ J. MACK ROBINSON J. Mack Robinson	Chairman of the Board (Principal Executive Officer)

/s/ JAMES C. RYAN James C. Ryan	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ ROBERT S. PRATHER, JR. Robert S. Prather, Jr.	Director

/s/ HILTON H. HOWELL, JR. Hilton H. Howell, Jr.	Director

/s/ WILLIAM E. MAYHER, III William E. Mayher, III	Director

/s/ RICHARD L. BOGER Richard L. Boger	Director

Signature	Title

/s/ RAY M. DEAVER Ray M. Deaver	Director

/s/ HOWELL W. NEWTON Howell W. Newton	Director

/s/ HUGH NORTON Hugh Norton	Director

/s/ HARRIETT J. ROBINSON Harriett J. Robinson	Director

SIGNATURE OF REGISTRANT

      Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on May 20, 2002.

GRAY TRANSPORTATION COMPANY, INC.
(registrant)

By:	/s/ J. MACK ROBINSON

J. Mack Robinson
Chairman of the Board and President
(Principal Executive Officer)

POWER OF ATTORNEY

      Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on May 20, 2002. Each of the undersigned officers and directors of the registrant hereby constitutes J. Mack Robinson, Robert S. Prather, Jr. and James C. Ryan, any of whom may act, his or her true and lawful attorneys-in-fact with full power to sign for him or her and in his or her name in the capacities indicated below and to file any and all amendments to the registration statement filed herewith, making such changes in the registration statement as the registrant deems appropriate, and generally to do all such things in his or her name and behalf in his or her capacity as an officer and/or director to enable the registrant to comply with the provisions of the Securities Act and all requirements of the Securities and Exchange Commission.

Signature	Title

/s/ J. MACK ROBINSON J. Mack Robinson	Chairman of the Board (Principal Executive Officer)

/s/ JAMES C. RYAN James C. Ryan	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ ROBERT S. PRATHER, JR. Robert S. Prather, Jr.	Director

/s/ HILTON H. HOWELL, JR. Hilton H. Howell, Jr.	Director

/s/ WILLIAM E. MAYHER, III William E. Mayher, III	Director

/s/ RICHARD L. BOGER Richard L. Boger	Director

Signature	Title

/s/ RAY M. DEAVER Ray M. Deaver	Director

/s/ HOWELL W. NEWTON Howell W. Newton	Director

/s/ HUGH NORTON Hugh Norton	Director

/s/ HARRIETT J. ROBINSON Harriett J. Robinson	Director

SIGNATURE OF REGISTRANT

      Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on May 20, 2002.

GRAY REAL ESTATE AND DEVELOPMENT CO.
(registrant)

By:	/s/ J. MACK ROBINSON

J. Mack Robinson
Chairman of the Board and President
(Principal Executive Officer)

POWER OF ATTORNEY

      Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on May 20, 2002. Each of the undersigned officers and directors of the registrant hereby constitutes J. Mack Robinson, Robert S. Prather, Jr. and James C. Ryan, any of whom may act, his or her true and lawful attorneys-in-fact with full power to sign for him or her and in his or her name in the capacities indicated below and to file any and all amendments to the registration statement filed herewith, making such changes in the registration statement as the registrant deems appropriate, and generally to do all such things in his or her name and behalf in his or her capacity as an officer and/or director to enable the registrant to comply with the provisions of the Securities Act and all requirements of the Securities and Exchange Commission.

Signature	Title

/s/ J. MACK ROBINSON J. Mack Robinson	Chairman of the Board (Principal Executive Officer)

/s/ JAMES C. RYAN James C. Ryan	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ ROBERT S. PRATHER, JR. Robert S. Prather, Jr.	Director

/s/ HILTON H. HOWELL, JR. Hilton H. Howell, Jr.	Director

/s/ WILLIAM E. MAYHER, III William E. Mayher, III	Director

/s/ RICHARD L. BOGER Richard L. Boger	Director

Signature	Title

/s/ RAY M. DEAVER Ray M. Deaver	Director

/s/ HOWELL W. NEWTON Howell W. Newton	Director

/s/ HUGH NORTON Hugh Norton	Director

/s/ HARRIETT J. ROBINSON Harriett J. Robinson	Director

SIGNATURE OF REGISTRANT

      Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on May 20, 2002.

GRAY FLORIDA HOLDINGS, INC.
(registrant)

By:	/s/ J. MACK ROBINSON

J. Mack Robinson
Chairman of the Board
(Principal Executive Officer)

POWER OF ATTORNEY

      Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on May 20, 2002. Each of the undersigned officers and directors of the registrant hereby constitutes J. Mack Robinson, Robert S. Prather, Jr. and James C. Ryan, any of whom may act, his or her true and lawful attorneys-in-fact with full power to sign for him or her and in his or her name in the capacities indicated below and to file any and all amendments to the registration statement filed herewith, making such changes in the registration statement as the registrant deems appropriate, and generally to do all such things in his or her name and behalf in his or her capacity as an officer and/or director to enable the registrant to comply with the provisions of the Securities Act and all requirements of the Securities and Exchange Commission.

Signature	Title

/s/ J. MACK ROBINSON J. Mack Robinson	Chairman of the Board (Principal Executive Officer)

/s/ JAMES C. RYAN James C. Ryan	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ ROBERT S. PRATHER, JR. Robert S. Prather, Jr.	Director

/s/ HILTON H. HOWELL, JR. Hilton H. Howell, Jr.	Director

/s/ WILLIAM E. MAYHER, III William E. Mayher, III	Director

/s/ RICHARD L. BOGER Richard L. Boger	Director

Signature	Title

/s/ RAY M. DEAVER Ray M. Deaver	Director

/s/ HOWELL W. NEWTON Howell W. Newton	Director

/s/ HUGH NORTON Hugh Norton	Director

/s/ HARRIETT J. ROBINSON Harriett J. Robinson	Director

SIGNATURE OF REGISTRANT

      Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on May 20, 2002.

KOLN/KGIN, INC.
(registrant)

By:	/s/ J. MACK ROBINSON

J. Mack Robinson
Chairman of the Board
(Principal Executive Officer)

POWER OF ATTORNEY

      Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on May 20, 2002. Each of the undersigned officers and directors of the registrant hereby constitutes J. Mack Robinson, Robert S. Prather, Jr. and James C. Ryan, any of whom may act, his or her true and lawful attorneys-in-fact with full power to sign for him or her and in his or her name in the capacities indicated below and to file any and all amendments to the registration statement filed herewith, making such changes in the registration statement as the registrant deems appropriate, and generally to do all such things in his or her name and behalf in his or her capacity as an officer and/or director to enable the registrant to comply with the provisions of the Securities Act and all requirements of the Securities and Exchange Commission.

Signature	Title

/s/ J. MACK ROBINSON J. Mack Robinson	Chairman of the Board (Principal Executive Officer)

/s/ JAMES C. RYAN James C. Ryan	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ ROBERT S. PRATHER, JR. Robert S. Prather, Jr.	Director

/s/ HILTON H. HOWELL, JR. Hilton H. Howell, Jr.	Director

/s/ WILLIAM E. MAYHER, III William E. Mayher, III	Director

/s/ RICHARD L. BOGER Richard L. Boger	Director

Signature	Title

/s/ RAY M. DEAVER Ray M. Deaver	Director

/s/ HOWELL W. NEWTON Howell W. Newton	Director

/s/ HUGH NORTON Hugh Norton	Director

/s/ HARRIETT J. ROBINSON Harriett J. Robinson	Director

SIGNATURE OF REGISTRANT

      Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on May 20, 2002.

WEAU LICENSEE CORP.
(registrant)

By:	/s/ J. MACK ROBINSON

J. Mack Robinson
Chairman of the Board and President
(Principal Executive Officer)

POWER OF ATTORNEY

      Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on May 20, 2002. Each of the undersigned officers and directors of the registrant hereby constitutes J. Mack Robinson, Robert S. Prather, Jr. and James C. Ryan, any of whom may act, his or her true and lawful attorneys-in-fact with full power to sign for him or her and in his or her name in the capacities indicated below and to file any and all amendments to the registration statement filed herewith, making such changes in the registration statement as the registrant deems appropriate, and generally to do all such things in his or her name and behalf in his or her capacity as an officer and/or director to enable the registrant to comply with the provisions of the Securities Act and all requirements of the Securities and Exchange Commission.

Signature	Title

/s/ J. MACK ROBINSON J. Mack Robinson	Chairman of the Board and President (Principal Executive Officer)

/s/ JAMES C. RYAN James C. Ryan	Treasurer (Principal Financial and Accounting Officer)

/s/ ROBERT A. BEIZER Robert A. Beizer	Director

/s/ LISA M. OAKES Lisa M. Oakes	Director

SIGNATURE OF REGISTRANT

      Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on May 20, 2002.

KOLN/ KGIN LICENSE, INC.
(registrant)

By:	/s/ J. MACK ROBINSON

J. Mack Robinson
Chairman of the Board and President
(Principal Executive Officer)

POWER OF ATTORNEY

      Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on May 20, 2002. Each of the undersigned officers and directors of the registrant hereby constitutes J. Mack Robinson, Robert S. Prather, Jr. and James C. Ryan, any of whom may act, his or her true and lawful attorneys-in-fact with full power to sign for him or her and in his or her name in the capacities indicated below and to file any and all amendments to the registration statement filed herewith, making such changes in the registration statement as the registrant deems appropriate, and generally to do all such things in his or her name and behalf in his or her capacity as an officer and/or director to enable the registrant to comply with the provisions of the Securities Act and all requirements of the Securities and Exchange Commission.

Signature	Title

/s/ J. MACK ROBINSON J. Mack Robinson	Chairman of the Board and President (Principal Executive Officer)

/s/ JAMES C. RYAN James C. Ryan	Treasurer (Principal Financial and Accounting Officer)

/s/ ROBERT A. BEIZER Robert A. Beizer	Director

/s/ LISA M. OAKES Lisa M. Oakes	Director

SIGNATURE OF REGISTRANT

      Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on May 20, 2002.

WJHG LICENSEE CORP.
(registrant)

By:	/s/ J. MACK ROBINSON

J. Mack Robinson
Chairman of the Board and President
(Principal Executive Officer)

POWER OF ATTORNEY

      Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on May 20, 2002. Each of the undersigned officers and directors of the registrant hereby constitutes J. Mack Robinson, Robert S. Prather, Jr. and James C. Ryan, any of whom may act, his or her true and lawful attorneys-in-fact with full power to sign for him or her and in his or her name in the capacities indicated below and to file any and all amendments to the registration statement filed herewith, making such changes in the registration statement as the registrant deems appropriate, and generally to do all such things in his or her name and behalf in his or her capacity as an officer and/or director to enable the registrant to comply with the provisions of the Securities Act and all requirements of the Securities and Exchange Commission.

Signature	Title

/s/ J. MACK ROBINSON J. Mack Robinson	Chairman of the Board and President (Principal Executive Officer)

/s/ JAMES C. RYAN James C. Ryan	Treasurer (Principal Financial and Accounting Officer)

/s/ ROBERT A. BEIZER Robert A. Beizer	Director

/s/ LISA M. OAKES Lisa M. Oakes	Director

SIGNATURE OF REGISTRANT

      Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on May 20, 2002.

WCTV LICENSEE CORP.
(registrant)

By:	/s/ J. MACK ROBINSON

J. Mack Robinson
Chairman of the Board and President
(Principal Executive Officer)

POWER OF ATTORNEY

      Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on May 20, 2002. Each of the undersigned officers and directors of the registrant hereby constitutes J. Mack Robinson, Robert S. Prather, Jr. and James C. Ryan, any of whom may act, his or her true and lawful attorneys-in-fact with full power to sign for him or her and in his or her name in the capacities indicated below and to file any and all amendments to the registration statement filed herewith, making such changes in the registration statement as the registrant deems appropriate, and generally to do all such things in his or her name and behalf in his or her capacity as an officer and/or director to enable the registrant to comply with the provisions of the Securities Act and all requirements of the Securities and Exchange Commission.

Signature	Title

/s/ J. MACK ROBINSON J. Mack Robinson	Chairman of the Board and President (Principal Executive Officer)

/s/ JAMES C. RYAN James C. Ryan	Treasurer (Principal Financial and Accounting Officer)

/s/ ROBERT A. BEIZER Robert A. Beizer	Director

/s/ LISA M. OAKES Lisa M. Oakes	Director

SIGNATURE OF REGISTRANT

      Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on May 20, 2002.

WVLT LICENSEE CORP.
(registrant)

By:	/s/ J. MACK ROBINSON

J. Mack Robinson
Chairman of the Board and President
(Principal Executive Officer)

POWER OF ATTORNEY

      Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on May 20, 2002. Each of the undersigned officers and directors of the registrant hereby constitutes J. Mack Robinson, Robert S. Prather, Jr. and James C. Ryan, any of whom may act, his or her true and lawful attorneys-in-fact with full power to sign for him or her and in his or her name in the capacities indicated below and to file any and all amendments to the registration statement filed herewith, making such changes in the registration statement as the registrant deems appropriate, and generally to do all such things in his or her name and behalf in his or her capacity as an officer and/or director to enable the registrant to comply with the provisions of the Securities Act and all requirements of the Securities and Exchange Commission.

Signature	Title

/s/ J. MACK ROBINSON J. Mack Robinson	Chairman of the Board and President (Principal Executive Officer)

/s/ JAMES C. RYAN James C. Ryan	Treasurer (Principal Financial and Accounting Officer)

/s/ ROBERT A. BEIZER Robert A. Beizer	Director

/s/ LISA M. OAKES Lisa M. Oakes	Director

SIGNATURE OF REGISTRANT

      Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on May 20, 2002.

WRDW LICENSEE CORP.
(registrant)

By:	/s/ J. MACK ROBINSON

J. Mack Robinson
Chairman of the Board and President
(Principal Executive Officer)

POWER OF ATTORNEY

      Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on May 20, 2002. Each of the undersigned officers and directors of the registrant hereby constitutes J. Mack Robinson, Robert S. Prather, Jr. and James C. Ryan, any of whom may act, his or her true and lawful attorneys-in-fact with full power to sign for him or her and in his or her name in the capacities indicated below and to file any and all amendments to the registration statement filed herewith, making such changes in the registration statement as the registrant deems appropriate, and generally to do all such things in his or her name and behalf in his or her capacity as an officer and/or director to enable the registrant to comply with the provisions of the Securities Act and all requirements of the Securities and Exchange Commission.

Signature	Title

/s/ J. MACK ROBINSON J. Mack Robinson	Chairman of the Board and President (Principal Executive Officer)

/s/ JAMES C. RYAN James C. Ryan	Treasurer (Principal Financial and Accounting Officer)

/s/ ROBERT A. BEIZER Robert A. Beizer	Director

/s/ LISA M. OAKES Lisa M. Oakes	Director

SIGNATURE OF REGISTRANT

      Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on May 20, 2002.

WITN LICENSEE CORP.
(registrant)

By:	/s/ J. MACK ROBINSON

J. Mack Robinson
Chairman of the Board and President
(Principal Executive Officer)

POWER OF ATTORNEY

      Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on May 20, 2002. Each of the undersigned officers and directors of the registrant hereby constitutes J. Mack Robinson, Robert S. Prather, Jr. and James C. Ryan, any of whom may act, his or her true and lawful attorneys-in-fact with full power to sign for him or her and in his or her name in the capacities indicated below and to file any and all amendments to the registration statement filed herewith, making such changes in the registration statement as the registrant deems appropriate, and generally to do all such things in his or her name and behalf in his or her capacity as an officer and/or director to enable the registrant to comply with the provisions of the Securities Act and all requirements of the Securities and Exchange Commission.

Signature	Title

/s/ J. MACK ROBINSON J. Mack Robinson	Chairman of the Board and President (Principal Executive Officer)

/s/ JAMES C. RYAN James C. Ryan	Treasurer (Principal Financial and Accounting Officer)

/s/ ROBERT A. BEIZER Robert A. Beizer	Director

/s/ LISA M. OAKES Lisa M. Oakes	Director

SIGNATURE OF REGISTRANT

      Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on May 20, 2002.

WKYT LICENSEE CORP.
(registrant)

By:	/s/ J. MACK ROBINSON

J. Mack Robinson
Chairman of the Board and President
(Principal Executive Officer)

POWER OF ATTORNEY

      Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on May 20, 2002. Each of the undersigned officers and directors of the registrant hereby constitutes J. Mack Robinson, Robert S. Prather, Jr. and James C. Ryan, any of whom may act, his or her true and lawful attorneys-in-fact with full power to sign for him or her and in his or her name in the capacities indicated below and to file any and all amendments to the registration statement filed herewith, making such changes in the registration statement as the registrant deems appropriate, and generally to do all such things in his or her name and behalf in his or her capacity as an officer and/or director to enable the registrant to comply with the provisions of the Securities Act and all requirements of the Securities and Exchange Commission.

Signature	Title

/s/ J. MACK ROBINSON J. Mack Robinson	Chairman of the Board and President (Principal Executive Officer)

/s/ JAMES C. RYAN James C. Ryan	Treasurer (Principal Financial and Accounting Officer)

/s/ ROBERT A. BEIZER Robert A. Beizer	Director

/s/ LISA M. OAKES Lisa M. Oakes	Director

SIGNATURE OF REGISTRANT

      Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on May 20, 2002.

WYMT LICENSEE CORP.
(registrant)

By:	/s/ J. MACK ROBINSON

J. Mack Robinson
Chairman of the Board and President
(Principal Executive Officer)

POWER OF ATTORNEY

      Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on May 20, 2002. Each of the undersigned officers and directors of the registrant hereby constitutes J. Mack Robinson, Robert S. Prather, Jr. and James C. Ryan, any of whom may act, his or her true and lawful attorneys-in-fact with full power to sign for him or her and in his or her name in the capacities indicated below and to file any and all amendments to the registration statement filed herewith, making such changes in the registration statement as the registrant deems appropriate, and generally to do all such things in his or her name and behalf in his or her capacity as an officer and/or director to enable the registrant to comply with the provisions of the Securities Act and all requirements of the Securities and Exchange Commission.

Signature	Title

/s/ J. MACK ROBINSON J. Mack Robinson	Chairman of the Board and President (Principal Executive Officer)

/s/ JAMES C. RYAN James C. Ryan	Treasurer (Principal Financial and Accounting Officer)

/s/ ROBERT A. BEIZER Robert A. Beizer	Director

/s/ LISA M. OAKES Lisa M. Oakes	Director

SIGNATURE OF REGISTRANT

      Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on May 20, 2002.

KWTX-KBTX LICENSEE CORP.
(registrant)

By:	/s/ J. MACK ROBINSON

J. Mack Robinson
Chairman of the Board and President
(Principal Executive Officer)

POWER OF ATTORNEY

      Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on May 20, 2002. Each of the undersigned officers and directors of the registrant hereby constitutes J. Mack Robinson, Robert S. Prather, Jr. and James C. Ryan, any of whom may act, his or her true and lawful attorneys-in-fact with full power to sign for him or her and in his or her name in the capacities indicated below and to file any and all amendments to the registration statement filed herewith, making such changes in the registration statement as the registrant deems appropriate, and generally to do all such things in his or her name and behalf in his or her capacity as an officer and/or director to enable the registrant to comply with the provisions of the Securities Act and all requirements of the Securities and Exchange Commission.

Signature	Title

/s/ J. MACK ROBINSON J. Mack Robinson	Chairman of the Board and President (Principal Executive Officer)

/s/ JAMES C. RYAN James C. Ryan	Treasurer (Principal Financial and Accounting Officer)

/s/ ROBERT A. BEIZER Robert A. Beizer	Director

/s/ LISA M. OAKES Lisa M. Oakes	Director

SIGNATURE OF REGISTRANT

      Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on May 20, 2002.

KXII LICENSEE CORP.
(registrant)

By:	/s/ J. MACK ROBINSON

J. Mack Robinson
Chairman of the Board and President
(Principal Executive Officer)

POWER OF ATTORNEY

      Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on May 20, 2002. Each of the undersigned officers and directors of the registrant hereby constitutes J. Mack Robinson, Robert S. Prather, Jr. and James C. Ryan, any of whom may act, his or her true and lawful attorneys-in-fact with full power to sign for him or her and in his or her name in the capacities indicated below and to file any and all amendments to the registration statement filed herewith, making such changes in the registration statement as the registrant deems appropriate, and generally to do all such things in his or her name and behalf in his or her capacity as an officer and/or director to enable the registrant to comply with the provisions of the Securities Act and all requirements of the Securities and Exchange Commission.

Signature	Title

/s/ J. MACK ROBINSON J. Mack Robinson	Chairman of the Board and President (Principal Executive Officer)

/s/ JAMES C. RYAN James C. Ryan	Treasurer (Principal Financial and Accounting Officer)

/s/ ROBERT A. BEIZER Robert A. Beizer	Director

/s/ LISA M. OAKES Lisa M. Oakes	Director

SIGNATURE OF REGISTRANT

      Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on May 20, 2002.

GRAY TELEVISION MANAGEMENT, INC.
(registrant)

By:	/s/ J. MACK ROBINSON

J. Mack Robinson
Chairman of the Board and President
(Principal Executive Officer)

POWER OF ATTORNEY

      Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on May 20, 2002. Each of the undersigned officers and directors of the registrant hereby constitutes J. Mack Robinson, Robert S. Prather, Jr. and James C. Ryan, any of whom may act, his or her true and lawful attorneys-in-fact with full power to sign for him or her and in his or her name in the capacities indicated below and to file any and all amendments to the registration statement filed herewith, making such changes in the registration statement as the registrant deems appropriate, and generally to do all such things in his or her name and behalf in his or her capacity as an officer and/or director to enable the registrant to comply with the provisions of the Securities Act and all requirements of the Securities and Exchange Commission.

Signature	Title

/s/ J. MACK ROBINSON J. Mack Robinson	Chairman of the Board and President (Principal Executive Officer)

/s/ JAMES C. RYAN James C. Ryan	Treasurer (Principal Financial and Accounting Officer)

/s/ ROBERT A. BEIZER Robert A. Beizer	Director

/s/ LISA M. OAKES Lisa M. Oakes	Director

SIGNATURE OF REGISTRANT

      Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on May 20, 2002.

GRAY MIDAMERICA HOLDINGS, INC.
(registrant)

By:	/s/ J. MACK ROBINSON

J. Mack Robinson
Chairman of the Board and President
(Principal Executive Officer)

POWER OF ATTORNEY

      Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on May 20, 2002. Each of the undersigned officers and directors of the registrant hereby constitutes J. Mack Robinson, Robert S. Prather, Jr. and James C. Ryan, any of whom may act, his or her true and lawful attorneys-in-fact with full power to sign for him or her and in his or her name in the capacities indicated below and to file any and all amendments to the registration statement filed herewith, making such changes in the registration statement as the registrant deems appropriate, and generally to do all such things in his or her name and behalf in his or her capacity as an officer and/or director to enable the registrant to comply with the provisions of the Securities Act and all requirements of the Securities and Exchange Commission.

Signature	Title

/s/ J. MACK ROBINSON J. Mack Robinson	Chairman of the Board and President (Principal Executive Officer)

/s/ JAMES C. RYAN James C. Ryan	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ ROBERT S. PRATHER, JR. Robert S. Prather, Jr.	Director

/s/ HILTON H. HOWELL, JR. Hilton H. Howell, Jr.	Director

/s/ WILLIAM E. MAYHER, III William E. Mayher, III	Director

/s/ RICHARD L. BOGER Richard L. Boger	Director

Signature	Title

/s/ RAY M. DEAVER Ray M. Deaver	Director

/s/ HOWELL W. NEWTON Howell W. Newton	Director

/s/ HUGH NORTON Hugh Norton	Director

/s/ HARRIETT J. ROBINSON Harriett J. Robinson	Director

SIGNATURE OF REGISTRANT

      Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on May 20, 2002.

GRAY PUBLISHING, INC.
(registrant)

By:	/s/ J. MACK ROBINSON

J. Mack Robinson
Chairman of the Board and President
(Principal Executive Officer)

POWER OF ATTORNEY

      Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on May 20, 2002. Each of the undersigned officers and directors of the registrant hereby constitutes J. Mack Robinson, Robert S. Prather, Jr. and James C. Ryan, any of whom may act, his or her true and lawful attorneys-in-fact with full power to sign for him or her and in his or her name in the capacities indicated below and to file any and all amendments to the registration statement filed herewith, making such changes in the registration statement as the registrant deems appropriate, and generally to do all such things in his or her name and behalf in his or her capacity as an officer and/or director to enable the registrant to comply with the provisions of the Securities Act and all requirements of the Securities and Exchange Commission.

Signature	Title

/s/ J. MACK ROBINSON J. Mack Robinson	Chairman of the Board and President (Principal Executive Officer)

/s/ JAMES C. RYAN James C. Ryan	Treasurer (Principal Financial and Accounting Officer)

/s/ ROBERT A. BEIZER Robert A. Beizer	Director

/s/ LISA M. OAKES Lisa M. Oakes	Director

SIGNATURE OF REGISTRANT

      Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on May 20, 2002.

GRAY DIGITAL, INC.
(registrant)

By:	/s/ J. MACK ROBINSON

J. Mack Robinson
Chairman of the Board and President
(Principal Executive Officer)

POWER OF ATTORNEY

      Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on May 20, 2002. Each of the undersigned officers and directors of the registrant hereby constitutes J. Mack Robinson, Robert S. Prather, Jr. and James C. Ryan, any of whom may act, his or her true and lawful attorneys-in-fact with full power to sign for him or her and in his or her name in the capacities indicated below and to file any and all amendments to the registration statement filed herewith, making such changes in the registration statement as the registrant deems appropriate, and generally to do all such things in his or her name and behalf in his or her capacity as an officer and/or director to enable the registrant to comply with the provisions of the Securities Act and all requirements of the Securities and Exchange Commission.

Signature	Title

/s/ J. MACK ROBINSON J. Mack Robinson	Chairman of the Board and President (Principal Executive Officer)

/s/ JAMES C. RYAN James C. Ryan	Treasurer (Principal Financial and Accounting Officer)

/s/ ROBERT A. BEIZER Robert A. Beizer	Director

/s/ LISA M. OAKES Lisa M. Oakes	Director

SIGNATURE OF REGISTRANT

      Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on May 20, 2002.

KWTX-KBTX LP CORP.
(registrant)

By:	/s/ J. MACK ROBINSON

J. Mack Robinson
Chairman of the Board and President
(Principal Executive Officer)

POWER OF ATTORNEY

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on May 20, 2002. Each of the undersigned officers and directors of the Registrant hereby constitutes J. Mack Robinson, Robert S. Prather, Jr. and James C. Ryan, any of whom may act, his or her true and lawful attorneys-in-fact with full power to sign for him or her and in his or her name in the capacities indicated below and to file any and all amendments to the Registration Statement filed herewith, making such changes in the Registration Statement as the registrant deems appropriate, and generally to do all such things in his or her name and behalf in his or her capacity as an officer and/or director to enable the Registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title

/s/ J. MACK ROBINSON J. Mack Robinson	Chairman of the Board and President (Principal Executive Officer)

/s/ JAMES C. RYAN James C. Ryan	Treasurer (Principal Financial and Accounting Officer)

/s/ ROBERT A. BEIZER Robert A. Beizer	Director

/s/ LISA M. OAKES Lisa M. Oakes	Director

SIGNATURE OF REGISTRANT

      Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on May 20, 2002.

KXII LP CORP.
(registrant)

By:	/s/ J. MACK ROBINSON

J. Mack Robinson
Chairman of the Board and President
(Principal Executive Officer)

POWER OF ATTORNEY

      Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on May 20, 2002. Each of the undersigned officers and directors of the registrant hereby constitutes J. Mack Robinson, Robert S. Prather, Jr. and James C. Ryan, any of whom may act, his or her true and lawful attorneys-in-fact with full power to sign for him or her and in his or her name in the capacities indicated below and to file any and all amendments to the registration statement filed herewith, making such changes in the registration statement as the registrant deems appropriate, and generally to do all such things in his or her name and behalf in his or her capacity as an officer and/or director to enable the registrant to comply with the provisions of the Securities Act and all requirements of the Securities and Exchange Commission.

Signature	Title

/s/ J. MACK ROBINSON J. Mack Robinson	Chairman of the Board and President (Principal Executive Officer)

/s/ JAMES C. RYAN James C. Ryan	Treasurer (Principal Financial and Accounting Officer)

/s/ ROBERT A. BEIZER Robert A. Beizer	Director

/s/ LISA M. OAKES Lisa M. Oakes	Director

SIGNATURE OF REGISTRANT

      Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on May 20, 2002.

PORTA-PHONE PAGING LICENSEE CORP.
(registrant)

By:	/s/ J. MACK ROBINSON

J. Mack Robinson
Chairman of the Board and President
(Principal Executive Officer)

POWER OF ATTORNEY

      Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on May 20, 2002. Each of the undersigned officers and directors of the registrant hereby constitutes J. Mack Robinson, Robert S. Prather, Jr. and James C. Ryan, any of whom may act, his or her true and lawful attorneys-in-fact with full power to sign for him or her and in his or her name in the capacities indicated below and to file any and all amendments to the registration statement filed herewith, making such changes in the registration statement as the registrant deems appropriate, and generally to do all such things in his or her name and behalf in his or her capacity as an officer and/or director to enable the registrant to comply with the provisions of the Securities Act and all requirements of the Securities and Exchange Commission.

Signature	Title

/s/ J. MACK ROBINSON J. Mack Robinson	Chairman of the Board and President (Principal Executive Officer)

/s/ JAMES C. RYAN James C. Ryan	Treasurer (Principal Financial and Accounting Officer)

/s/ ROBERT A. BEIZER Robert A. Beizer	Director

/s/ LISA M. OAKES Lisa M. Oakes	Director

SIGNATURE OF REGISTRANT

      Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on May 20, 2002.

KXII L.P.

BY: GRAY COMMUNICATIONS OF TEXAS-SHERMAN, INC.
(registrant)

By:	/s/ J. MACK ROBINSON

J. Mack Robinson
Chairman of the Board
(Principal Executive Officer)

POWER OF ATTORNEY

      Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on May 20, 2002. Each of the undersigned officers and directors of the registrant hereby constitutes J. Mack Robinson, Robert S. Prather, Jr. and James C. Ryan, any of whom may act, his or her true and lawful attorneys-in-fact with full power to sign for him or her and in his or her name in the capacities indicated below and to file any and all amendments to the registration statement filed herewith, making such changes in the registration statement as the registrant deems appropriate, and generally to do all such things in his or her name and behalf in his or her capacity as an officer and/or director to enable the registrant to comply with the provisions of the Securities Act and all requirements of the Securities and Exchange Commission.

Signature	Title

/s/ J. MACK ROBINSON J. Mack Robinson	Chairman of the Board (Principal Executive Officer)

/s/ JAMES C. RYAN James C. Ryan	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ ROBERT S. PRATHER, JR. Robert S. Prather, Jr.	Director

/s/ HILTON H. HOWELL, JR. Hilton H. Howell, Jr.	Director

/s/ WILLIAM E. MAYHER, III William E. Mayher, III	Director

Signature	Title

/s/ RICHARD L. BOGER Richard L. Boger	Director

/s/ RAY M. DEAVER Ray M. Deaver	Director

/s/ HOWELL W. NEWTON Howell W. Newton	Director

/s/ HUGH NORTON Hugh Norton	Director

/s/ HARRIETT J. ROBINSON Harriett J. Robinson	Director

SIGNATURE OF REGISTRANT

      Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on May 20, 2002.

KWTX-KBTX L.P.

By: GRAY COMMUNICATIONS OF TEXAS, INC.
(registrant)

By:	/s/ J. MACK ROBINSON

J. Mack Robinson
Chairman of the Board
(Principal Executive Officer)

POWER OF ATTORNEY

      Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on May 20, 2002. Each of the undersigned officers and directors of the registrant hereby constitutes J. Mack Robinson, Robert S. Prather, Jr. and James C. Ryan, any of whom may act, his or her true and lawful attorneys-in-fact with full power to sign for him or her and in his or her name in the capacities indicated below and to file any and all amendments to the registration statement filed herewith, making such changes in the registration statement as the registrant deems appropriate, and generally to do all such things in his or her name and behalf in his or her capacity as an officer and/or director to enable the registrant to comply with the provisions of the Securities Act and all requirements of the Securities and Exchange Commission.

Signature	Title

/s/ J. MACK ROBINSON J. Mack Robinson	Chairman of the Board (Principal Executive Officer)

/s/ JAMES C. RYAN James C. Ryan	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ ROBERT S. PRATHER, JR. Robert S. Prather, Jr.	Director

/s/ HILTON H. HOWELL, JR. Hilton H. Howell, Jr.	Director

/s/ WILLIAM E. MAYHER, III William E. Mayher, III	Director

Signature	Title

/s/ RICHARD L. BOGER Richard L. Boger	Director

/s/ RAY M. DEAVER Ray M. Deaver	Director

/s/ HOWELL W. NEWTON Howell W. Newton	Director

/s/ HUGH NORTON Hugh Norton	Director

/s/ HARRIETT J. ROBINSON Harriett J. Robinson	Director

SIGNATURE OF REGISTRANT

      Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on May 20, 2002.

LYNQX COMMUNICATIONS, INC.
(registrant)

By:	/s/ J. MACK ROBINSON

J. Mack Robinson
Chairman of the Board
(Principal Executive Officer)

POWER OF ATTORNEY

      Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on May 20, 2002. Each of the undersigned officers and directors of the registrant hereby constitutes J. Mack Robinson, Robert S. Prather, Jr. and James C. Ryan, any of whom may act, his or her true and lawful attorneys-in-fact with full power to sign for him or her and in his or her name in the capacities indicated below and to file any and all amendments to the registration statement filed herewith, making such changes in the registration statement as the registrant deems appropriate, and generally to do all such things in his or her name and behalf in his or her capacity as an officer and/or director to enable the registrant to comply with the provisions of the Securities Act and all requirements of the Securities and Exchange Commission.

Signature	Title

/s/ J. MACK ROBINSON J. Mack Robinson	Chairman of the Board (Principal Executive Officer)

/s/ JAMES C. RYAN James C. Ryan	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ ROBERT S. PRATHER, JR. Robert S. Prather, Jr.	Director

/s/ HILTON H. HOWELL, JR. Hilton H. Howell, Jr.	Director

/s/ WILLIAM E. MAYHER, III William E. Mayher, III	Director

/s/ RICHARD L. BOGER Richard L. Boger	Director

Signature	Title

/s/ RAY M. DEAVER Ray M. Deaver	Director

/s/ HOWELL W. NEWTON Howell W. Newton	Director

/s/ HUGH NORTON Hugh Norton	Director

/s/ HARRIETT J. ROBINSON Harriett J. Robinson	Director

INDEX TO EXHIBITS

3.1		—	Restated Articles of Incorporation of Gray Communications Systems, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 10-K for the year ended December 31, 1996)
3.2		—	Articles of Amendment to the Articles of Incorporation of Gray Communications Systems, Inc. dated April 15, 2002
3.3		—	By-Laws of Gray Communications Systems, Inc., as amended (incorporated by reference to Exhibit 3.2 to the Registrant’s Form 10-K for the year ended December 31, 1996)
3.4		—	Amendment of the By-Laws of Gray Communications Systems, Inc. dated January 6, 1999 (incorporated by reference to Exhibit 3.3 to the Registrant’s Form 10-K for the year ended December 31, 1998)
4.1		—	Registration Rights Agreement, dated April 22, 2002, by and among Gray Communications Systems, Inc. and each of the investors in the Series C convertible preferred stock
4.2		—	Preferred Stock Purchase Agreement, dated April 22, 2002, by and among Gray Communications Systems, Inc. and certain of the investors in the Series C convertible preferred stock
4.3		—	Exchange Agreement, dated April 22, 2002, among Gray Communications Systems, Inc. and certain of the investors in the Series C convertible preferred stock
4.4		—	Form of Indenture for Senior Debt Securities to be entered into between Gray and a Trustee to be named
4.5		—	Form of Indenture for Subordinated Debt Securities to be entered into between Gray and a Trustee to be named
5.1	*	—	Opinion of Proskauer Rose LLP
5.2	*	—	Opinion of Troutman Sanders LLP
12.1		—	Statement Regarding Computation of Ratios
23.1		—	Consent of PricewaterhouseCoopers LLP
23.2		—	Consent of Ernst & Young LLP
23.3	*	—	Consent of Proskauer Rose LLP (incorporated by reference to Exhibit 5.1)
23.4	*	—	Consent of Troutman Sanders LLP (incorporated by reference to Exhibit 5.2)
24.1		—	Power of Attorney (included in Signature Page)

*	To be filed by amendment.